NAI-5005005981v11 Exhibit 2.1 AGREEMENT AND PLAN OF MERGER among Industrial F&B Investments II, Inc., Industrial F&B Investments III, Inc. and TreeHouse Foods, Inc. dated November 10, 2025

NAI-5005005981v11 -i- TABLE OF CONTENTS Page I. THE MERGER .............................................................................................................................2 1.1 The Merger ...............................................................................................................2 1.2 Closing .....................................................................................................................2 1.3 Effective Time ..........................................................................................................3 1.4 Effects of the Merger ...............................................................................................3 1.5 Certificate of Incorporation and Bylaws ..................................................................3 1.6 Directors and Officers ..............................................................................................3 1.7 CVR Agreement .......................................................................................................3 II. EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT; TREATMENT OF COMPANY EQUITY AWARDS .........................................................................................4 2.1 Effect on Capital Stock ............................................................................................4 2.2 Adjustments .............................................................................................................4 2.3 Dissenting Shares .....................................................................................................5 2.4 Payment....................................................................................................................5 2.5 Treatment of Company Equity Awards ....................................................................8 2.6 Withholding ...........................................................................................................10 III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ......................................10 3.1 Organization, Good Standing and Qualification .................................................... 11 3.2 Capital Structure; Subsidiaries ............................................................................... 11 3.3 Corporate Authority; Approvals; Fairness Opinion ...............................................13 3.4 Governmental Filings; No Violations ....................................................................14 3.5 SEC Filings ............................................................................................................14 3.6 Financial Statements; Liabilities ............................................................................16

NAI-5005005981v11 TABLE OF CONTENTS (continued) -ii- 3.7 Absence of Certain Changes ..................................................................................17 3.8 Compliance with Law ............................................................................................17 3.9 Litigation ................................................................................................................18 3.10 Employee Benefits .................................................................................................19 3.11 Environmental Matters...........................................................................................20 3.12 Taxes ......................................................................................................................21 3.13 Labor Matters .........................................................................................................23 3.14 Intellectual Property ...............................................................................................24 3.15 Insurance ................................................................................................................26 3.16 Properties ...............................................................................................................26 3.17 Material Contracts ..................................................................................................28 3.18 Brokers and Finders ...............................................................................................31 3.19 No Rights Agreement; Anti-Takeover Provisions ..................................................31 3.20 Data Privacy and Security ......................................................................................31 3.21 Food Regulatory Matters. ......................................................................................32 3.22 Related-Person Transactions ..................................................................................33 3.23 No Other Representations and Warranties; Non-Reliance .....................................34 IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ...............34 4.1 Organization, Good Standing and Qualification ....................................................34 4.2 Corporate Authority; Approvals .............................................................................35 4.3 Governmental Filings; No Violations ....................................................................35 4.4 Ownership of Equity of the Company ...................................................................36 4.5 Litigation ................................................................................................................36 4.6 Financing................................................................................................................36

NAI-5005005981v11 TABLE OF CONTENTS (continued) -iii- 4.7 Solvency .................................................................................................................38 4.8 Brokers and Finders ...............................................................................................38 4.9 Information Supplied .............................................................................................38 4.10 Absence of Certain Arrangements .........................................................................39 4.11 No Other Representations and Warranties; Non-Reliance .....................................39 V. COVENANTS ...........................................................................................................................39 5.1 Interim Operations .................................................................................................39 5.2 No Solicitation by the Company ............................................................................44 5.3 Preparation of Proxy Statement .............................................................................48 5.4 Stockholders’ Meeting ...........................................................................................50 5.5 Reasonable Best Efforts; Regulatory Approval Matters ........................................50 5.6 Third Party Consents..............................................................................................52 5.7 Pre-Closing Period Access .....................................................................................53 5.8 Publicity; Confidentiality .......................................................................................54 5.9 Employee Matters. .................................................................................................54 5.10 Stock Exchange Delisting; Deregistration .............................................................57 5.11 Indemnification; Directors’ and Officers’ Insurance ..............................................57 5.12 Takeover Laws .......................................................................................................59 5.13 Section 16 Matters .................................................................................................59 5.14 Merger Sub Approval .............................................................................................59 5.15 Financing Cooperation ...........................................................................................59 5.16 Parent Financing ....................................................................................................63 5.17 Stockholder Litigation ...........................................................................................65 5.18 Notes ......................................................................................................................66

NAI-5005005981v11 TABLE OF CONTENTS (continued) -iv- 5.19 Payoff Documentation ...........................................................................................66 5.20 Nonregistrable CVRs .............................................................................................66 5.21 FIRPTA Certificate ................................................................................................66 VI. CONDITIONS .........................................................................................................................66 6.1 Conditions to Each Party’s Obligation to Effect the Merger .................................66 6.2 Conditions to the Obligation of Parent and Merger Sub to Effect the Merger ....................................................................................................................67 6.3 Conditions to the Obligation of the Company to Effect the Merger ......................68 6.4 Frustration of Closing Conditions ..........................................................................68 VII. TERMINATION .....................................................................................................................68 7.1 Termination ............................................................................................................68 7.2 Effect of Termination .............................................................................................70 7.3 Termination Fees ....................................................................................................71 VIII. MISCELLANEOUS AND GENERAL ................................................................................73 8.1 Survival ..................................................................................................................73 8.2 Modification or Amendment ..................................................................................73 8.3 Waiver ....................................................................................................................73 8.4 Counterparts; Effectiveness ...................................................................................73 8.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial .............................73 8.6 Specific Performance .............................................................................................74 8.7 Notices ...................................................................................................................75 8.8 Entire Agreement; No Third-Party Beneficiaries...................................................76 8.9 Company Professional Advisors ............................................................................77 8.10 Expenses ................................................................................................................77

TABLE OF CONTENTS
(continued)

8.11 Severability 77

8.12 Interpretation; Construction 77

8.13 Assignment; Delegation 79

8.14 Non-Recourse 79

8.15 Parent Guarantee of Obligations 79

8.16 Debt Financing Sources 79

Exhibit A Form of CVR Agreement
Exhibit B Form of Surviving Corporation Certificate of Incorporation

Annex A Definitions

-v-

NAI-5005005981v11

NAI-5005005981v11 AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated November 10, 2025, among Industrial F&B Investments II, Inc., a Delaware corporation (“Parent”), Industrial F&B Investments III, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and TreeHouse Foods, Inc., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, each, a “Party” and, collectively, the “Parties”). Capitalized terms used in this Agreement and not defined have the meanings given to them in Annex A. RECITALS A. The Parties intend that (i) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, and (ii) pursuant to the Merger each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than (A) shares of Company Common Stock canceled pursuant to Section 2.1(a)(ii) and (B) Dissenting Shares, which will be treated in accordance with Section 2.3), will be converted into the right to receive the Merger Consideration. B. The board of directors of the Company (the “Company Board”) has unanimously adopted resolutions prior to the execution of this Agreement (i) approving (A) this Agreement, the CVR Agreement and the Transactions on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable and (B) the execution, delivery and performance of this Agreement, the CVR Agreement and the Transactions, (ii) declaring this Agreement, the CVR Agreement and the Transactions fair to, advisable and in the best interests of the Company and its stockholders, (iii) on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, resolving to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL (this clause (iii), the “Company Board Recommendation”), and (iv) directing that this Agreement be submitted to the stockholders of the Company for their adoption, which resolutions have not been rescinded, modified or withdrawn in any way. C. In order to induce Parent to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent is entering into a voting and support agreement with JANA Partners Management, LP (the “Support Agreement”). D. The Board of Directors of Parent (the “Parent Board”) has (i) approved this Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, and (ii) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of Parent and its stockholders. E. The Board of Directors of Merger Sub (the “Merger Sub Board”) has (i) approved this Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement, (ii) declared this Agreement and the Transactions fair to, advisable and in the best interests of Merger Sub and Parent (as the sole stockholder of Merger Sub), and (iii) resolved to

NAI-5005005981v11 2 recommend that Parent (as the sole stockholder of Merger Sub) adopt this Agreement in accordance with the DGCL. F. Parent, in its capacity as the sole stockholder of Merger Sub, will adopt this Agreement and the consummation by Merger Sub of the Transactions in accordance with the DGCL by written consent immediately following the execution of this Agreement. G. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered a commitment letter between Parent and Investindustrial VIII S.C.Sp. (the “Investor”), pursuant to which the Investor has committed, subject to the terms and conditions contained therein, to provide to Parent, directly or indirectly, the equity financing described therein (the “Equity Commitment Letter” and such financing, the “Equity Financing”). H. Subject to the terms and conditions of this Agreement, at or prior to the Closing, Parent, the Company, the initial Committee Members identified therein and a paying agent mutually agreeable to Parent and the Company will enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit A (subject to changes permitted by Section 1.7) (the “CVR Agreement”). NOW, THEREFORE, the Parties agree as follows: I. THE MERGER 1.1 The Merger. (a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “Surviving Corporation”). (b) Upon consummation of the Merger, the separate corporate existence of Merger Sub will cease and the Surviving Corporation will continue as the Surviving Corporation and as a wholly owned Subsidiary of Parent. 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m. (Eastern Time) remotely by electronic exchange of documents no later than the fifth Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver, of such conditions) (the “Reference Date”), or at such other place, date and time as the Company and Parent may agree in writing (the date on which the Closing occurs is referred to in this Agreement as the “Closing Date”); provided that if the Marketing Period has not ended as of such date, the Closing will occur on the earlier of (a) a date specified by Parent in writing on no fewer than three Business Days’ notice to the Company and (b) the third Business Day immediately following the last day of the Marketing Period, in each case, subject to the satisfaction or, to the extent not prohibited by Law, waiver of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at Closing, but

NAI-5005005981v11 3 subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions at such time); provided that the Closing shall not occur before January 31, 2026 without the prior written consent of Parent. 1.3 Effective Time. Subject to the terms and conditions hereof, on the Closing Date, the Parties will cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger will become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as may be agreed to by the Parties prior to the filing of such Certificate of Merger and set forth therein (the time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”). 1.4 Effects of the Merger. The Merger will have the effects set forth in this Agreement and the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, powers and franchises and all and every other interest of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation. 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, subject to the provisions of Section 5.11, by virtue of the Merger and without any action on the part of the Parties, (a) the certificate of incorporation of the Surviving Corporation will be amended and restated to be in the form attached hereto as Exhibit B and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation, in each case, until thereafter amended as provided therein and in accordance with the DGCL, except that (i) references to the name of Merger Sub will be replaced by references to the name of the Surviving Corporation and (ii) Merger Sub will, or Parent will cause Merger Sub or the Surviving Corporation to, as applicable, make any modifications necessary to comply with Section 5.11. 1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office until his or her respective successor is duly elected or appointed and qualified, or his or her earlier death, resignation or removal, in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and the DGCL. 1.7 CVR Agreement. At or immediately prior to the Closing, the Company will execute and deliver, and the Company will ensure that a duly qualified paying agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such paying agent and approved by Parent and the Company (which approval will not be unreasonably withheld, conditioned or delayed).

NAI-5005005981v11 4 II. EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT; TREATMENT OF COMPANY EQUITY AWARDS 2.1 Effect on Capital Stock. (a) Company Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parties or the holders of any Company Common Stock or any shares of capital stock of Merger Sub: (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding (A) shares of Company Common Stock to be canceled and retired in accordance with Section 2.1(a)(ii) and (B) Dissenting Shares, which will be treated in accordance with Section 2.3) will be converted automatically into, and will thereafter represent only the right to receive (1) an amount in cash equal to $22.50, without interest (the “Per Share Amount”) plus (2) one contractual contingent value right per share of Company Common Stock (each, a “CVR”), subject to and in accordance with the CVR Agreement (collectively, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock will cease to be outstanding and will automatically be canceled and will cease to exist, and each holder of (x) a certificate that immediately prior to the Effective Time represented any such share of Company Common Stock (each, a “Certificate”) or (y) an uncertificated share of Company Common Stock held in book-entry form (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement. The CVRs will not be evidenced by a certificate or other instrument. (ii) Each share of Company Common Stock that is owned by the Company as a treasury share or that is owned by Parent, Merger Sub or any Subsidiary of the Company, Parent or Merger Sub immediately prior to the Effective Time will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor. (b) Merger Sub Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parties or the holders of any Company Common Stock or any shares of capital stock of Merger Sub, each share, par value $0.01 per share, of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and such shares will constitute the only issued and outstanding shares of the Surviving Corporation. 2.2 Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse stock split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration and any other amounts payable pursuant to this Article II will be equitably adjusted as necessary to reflect, without duplication, any such change; provided that nothing in this Section 2.2 shall be deemed to permit

NAI-5005005981v11 5 or authorize the Company to take any such action or effect any such change that it is prohibited by Section 5.1. 2.3 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.1(a)(ii)) and that has not been voted in favor of the adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such share withdraws such demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, but instead will be canceled and will represent the right to payment of the fair value of such Dissenting Share in accordance with Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Share will no longer be outstanding, will automatically be canceled and will cease to exist, and such holder will cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Share to the extent afforded by Section 262 of the DGCL). (b) If a holder of Dissenting Shares withdraws such demand for appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal (through failure to perfect or otherwise), then, as of the later of (i) the Effective Time and (ii) the time of such withdrawal or ineligibility, each of such holder’s Dissenting Shares will cease to be a Dissenting Share and will be converted as of the Effective Time into and represent the right to receive the Merger Consideration, without interest thereon, subject to compliance with the procedures set forth in Section 2.4. (c) The Company will give Parent prompt written notice and provide copies of any demands for appraisal and attempted withdrawals of such demands. The Company shall keep Parent informed of the status of such negotiations and proceedings with respect to such demands and will consider in good faith input from Parent with respect thereto. Parent shall have the opportunity and right to participate in all such negotiations and proceedings with respect to such demands. Subject to the previous sentence, the Company shall enforce any contractual waivers that holders of Company Common Stock have granted regarding the waiver of appraisal or dissenter rights that apply to the Merger. The Company will not, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (i) make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Law, (ii) waive any failure by any holder of Company Common Stock to timely deliver a written demand for appraisal or the taking of any other action by any such holder as may be necessary to perfect appraisal rights under the DGCL, or (iii) agree to do any of the foregoing. 2.4 Payment. (a) Prior to the Effective Time, Parent will appoint a U.S. bank or trust company reasonably acceptable to the Company (the “Paying Agent”), pursuant to an agreement

NAI-5005005981v11 6 customary in form and substance and reasonably acceptable to the Company, for the payment of the Merger Consideration in accordance with this Article II. Immediately prior to the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Per Share Amount to which holders of shares of Company Common Stock will be entitled at the Effective Time pursuant to this Agreement (such cash, and any additional cash deposited pursuant to Section 2.4(b), being referred to in this Agreement as the “Payment Fund”). (b) Pending its disbursement in accordance with this Section 2.4, Parent will direct the Paying Agent to invest the cash in the Payment Fund as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article II or affect the amount of aggregate Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Payment Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than 30 days, or guaranteed by, and backed by the full faith and credit of, the United States. Earnings from such investments shall be the sole and exclusive property of Parent or its designated Affiliate, and no part of such earnings shall accrue to the benefit of any holder of Company Common Stock. No such investment or loss thereon will affect the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. In the event that the Payment Fund is insufficient to make the payments contemplated by this Agreement, Parent will, or will cause the Surviving Corporation to, promptly deposit additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Payment Fund will not be used for any purpose not expressly provided for in this Agreement. (c) Promptly after the Effective Time, and in any event within three Business Days after the Effective Time, Parent will direct the Paying Agent to send, to each Person who was, immediately prior to the Effective Time, a holder of a Certificate or Book-Entry Share not held, directly or indirectly, through the Depository Trust Company (“DTC”) (other than (x) shares of Company Common Stock to be canceled in accordance with Section 2.1(a)(ii) and (y) Dissenting Shares, which will be treated in accordance with Section 2.3), (i) a letter of transmittal in a form mutually agreed upon by Parent, the Company and the Paying Agent, which letter of transmittal will require the signatory thereto to acknowledge that, upon acceptance of a CVR, such Person will be deemed to have agreed to the terms and conditions of the CVR Agreement (the “Letter of Transmittal”), which will specify that delivery will be effected, and risk of loss and title to such Certificates or such Book-Entry Shares will pass, only upon (A) with respect to shares of Company Common Stock represented by Certificates, delivery of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.4(i) and such other customary documents as may reasonably be required by the Paying Agent) and a validly executed Letter of Transmittal to the Paying Agent (and such other documents as the Paying Agent may reasonably request) and (B) with respect to Book-Entry Shares, upon proper delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares to the Paying Agent, as applicable, in each case, in exchange for payment of the Merger Consideration as provided in Section 2.1(a)(i).

NAI-5005005981v11 7 (d) Upon (i) delivery of a Letter of Transmittal (duly completed and validly executed in accordance with the instructions thereto) and surrender to the Paying Agent of Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.4(i) and such other customary documents as may reasonably be required by the Paying Agent), with respect to shares of Company Common Stock represented by Certificates, or (ii) transfer of Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Shares will be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock represented by such Certificate or Book-Entry Share, and any Certificate so surrendered will be canceled. Until surrendered as contemplated by this Section 2.4(d), each Certificate or Book- Entry Share will be deemed at all times from and after Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 2.1(a)(i). (e) The Persons who were, at the Effective Time, holders of Book-Entry Shares (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.1(a)(ii) and (ii) Dissenting Shares, which will be treated in accordance with Section 2.3) held, directly or indirectly, through DTC will not be required to deliver an “agent’s message” to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. With respect to such Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company will cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to Section 2.1(a)(i). (f) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a surrendered Certificate or Book-Entry Share, as applicable, is registered, it will be a condition to such payment that (i) as applicable, such Certificate is properly endorsed or otherwise in proper form for transfer or such Book-Entry Share is properly transferred and (ii) the Person requesting such payment will pay to the Paying Agent any transfer, documentary, stamp or similar Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not required to be paid. (g) No interest will be paid or accrued on any amount payable upon surrender of any Company Common Stock. (h) The Merger Consideration paid in respect of the shares of Company Common Stock in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all ownership rights in such Company Common Stock, and at the Effective Time, the transfer books of the Company will be closed and thereafter there will be no further

NAI-5005005981v11 8 registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. (i) If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent will direct the Paying Agent to pay, in exchange for such affidavit of the lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated by this Article II. (j) At any time following the first anniversary of the Closing Date, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund (including any interest received with respect thereto) which has not been disbursed to holders of shares of Company Common Stock, and thereafter such holders who have not previously complied with this Section 2.4 will be entitled to look only to Parent and the Surviving Corporation, as applicable, for, and Parent and the Surviving Corporation will remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II. (k) Notwithstanding any provision of this Agreement to the contrary, none of the Parties, the Surviving Corporation or the Paying Agent will be liable to any Person for Merger Consideration properly delivered to a Governmental Entity pursuant to any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. 2.5 Treatment of Company Equity Awards. (a) Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option or any of the Parties, each Company Option that is then outstanding and unexercised will be automatically canceled and converted into the right to receive (i) a cash payment in an amount equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (y) the excess, if any, of (A) the Per Share Amount over (B) the exercise price per share of Company Common Stock applicable to such Company Option, which will be paid in accordance with Section 2.5(e), and (ii) one CVR for each share of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable Tax withholding under applicable Law in accordance with Section 2.6 and any other authorized deductions.

NAI-5005005981v11 9 (b) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option or any of the Parties, each Company Option that is then outstanding and unexercised and that has an exercise price per share of Company Common Stock that is equal to, or greater than, the Per Share Amount will be automatically canceled without any cash payment or other consideration being made in respect thereof. (c) Each Company RSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder any Company RSU or any of the Parties, each Company RSU that is then outstanding will be automatically canceled and converted into the right to receive (i) a cash payment in an amount equal to the product of (x) the total number of shares of Company Common Stock underlying such Company RSU as of immediately prior to the Effective Time, multiplied by (y) the Per Share Amount, which will be paid in accordance with Section 2.5(e), and (ii) one CVR for each share of Company Common Stock underlying such Company RSU outstanding as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable Tax withholding under applicable Law in accordance with Section 2.6 and any other authorized deductions. (d) Each Company PSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of Company Common Stock subject to the Company PSU assuming that 130% of target level of performance has been achieved (as determined pursuant to the terms of the applicable grant agreement and in each case, subject to pro-ration with respect to holders of Company PSUs that experienced certain terminations of employment prior to the Closing Date (to the extent provided under the applicable grant agreement)). As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company PSU or any of the Parties, (i) the vested portion of a Company PSU (after giving effect to the first sentence of this Section 2.5(d)) will be automatically canceled and converted into the right to receive (x) a cash payment in an amount equal to the product of (A) the total number of shares of Company Common Stock underlying such vested portion of the Company PSU as of immediately prior to the Effective Time, multiplied by (B) the Per Share Amount, which will be paid in accordance with Section 2.5(e), and (y) one CVR for each share of Company Common Stock subject to the vested portion of such Company PSU outstanding as of immediately prior to the Effective Time, in each case, without interest and subject to any applicable Tax withholding under applicable Law in accordance with Section 2.6 and any other authorized deductions, and (ii) the unvested portion of a Company PSU will be automatically canceled without any cash payment or other consideration being made in respect thereof. (e) As soon as reasonably practicable after the Effective Time (but no later than 10 Business Days after the Effective Time), the Surviving Corporation will pay, or will cause to be paid, the payments provided for in Section 2.5(a)(i), Section 2.5(c)(i) and Section 2.5(d)(i)(x), less applicable Tax withholding under applicable Law in accordance with Section 2.6 and other authorized deductions, to the applicable recipients thereof, with such payments to be made, to the extent applicable, through the payroll of the Surviving Corporation or any of its Subsidiaries; provided that to the extent any such payments constitute a deferral of compensation subject to

NAI-5005005981v11 10 Section 409A of the Code, those payments will, to the extent necessary to comply with Section 409A of the Code, instead be paid by, or at the direction of, the Surviving Corporation at the time when the related Company Equity Awards would otherwise have been settled in accordance with their terms or at such other time that is necessary to comply with Section 409A of the Code. (f) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Equity Plan) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards in accordance with this Section 2.5, which resolutions will also provide that all Company Equity Awards, as well as the Company Equity Plan, shall terminate conditioned upon, and effective immediately prior to, the Effective Time and the holders thereof be will entitled only to the consideration specified herein in respect thereof. 2.6 Withholding. Notwithstanding anything to the contrary herein, each of Parent and the Company (and its Subsidiaries), the Surviving Corporation (and its Subsidiaries) and the Paying Agent will be entitled to deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Agreement or the CVR Agreement such amounts as are required to be deducted and withheld under the Code or any provision of state, local or non-U.S. Tax Law or under any applicable legal requirement and to request any necessary Tax forms, including IRS Form W-9 or the appropriate IRS Form W-8, as applicable, from any Person in respect of which a payment is required to be made pursuant to this Agreement or the CVR Agreement; provided, however, that if Parent, the Company (or any of its Subsidiaries), or the Surviving Corporation (or any of its Subsidiaries), becomes aware of a withholding obligation with respect to payment of the Merger Consideration (other than any such withholding obligation related to (i) compensatory amounts, (ii) a payee or beneficial owner’s failure to timely provide a correct taxpayer identification number or a valid IRS Form W-9 or appropriate IRS Form W-8, or (iii) the Company’s failure to provide the certificate under Section 5.21), Parent, the Company (or any of its Subsidiaries) or the Surviving Corporation (or any of its Subsidiaries), as applicable, will as soon as reasonably practicable after becoming aware of such withholding obligation, make reasonable efforts to notify (a) Parent, the Company and/or Surviving Corporation, as applicable, of such withholding obligation and the reason for it and (b) reasonably cooperate with any attempts to mitigate or eliminate such withholding. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts will be treated for all purposes of this Agreement and the CVR Agreement as having been paid to the Person in respect of which such deduction or withholding was made. III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as disclosed in (a) the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC since January 1, 2023, and publicly available at least one Business Day prior to the date of this Agreement (the “Company SEC Documents”) (excluding any disclosures set forth in any such Company SEC Document under the headings “Safe Harbor Statement,” “Risk Factors” or any similar section and any disclosures therein that are predictive, cautionary or forward-looking in nature, in each case, other than any specific factual information contained therein); provided that, in any event, nothing disclosed in any such Company SEC Documents will be deemed to modify or qualify

NAI-5005005981v11 11 the representations and warranties set forth in Section 3.1, Section 3.2(a), Section 3.2(b), Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.18, Section 3.19 and Section 3.22 or (b) subject to the terms of Section 8.12(c), as disclosed in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows: 3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries (a) is duly organized and validly existing under the Laws of the jurisdiction of its organization, (b) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, (c) is in good standing in the jurisdiction of its organization, and (d) is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business as presently conducted requires such qualification, except where (i) the failure of any Subsidiary of the Company to be so qualified or in good standing or to have such power or authority as set forth in the foregoing clauses (c) and (d), (ii) the failure of the Company to be so qualified or be in good standing as a foreign corporation as set forth in clause (d), in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (iii) the failure of any Subsidiary of the Company to be so organized or have such power and authority as set forth in clauses (a) and (b) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has made available to Parent complete and correct copies of the Certificate of Incorporation and Bylaws and the organizational documents of each Subsidiary, each as amended through the date of this Agreement, and each as so made available is in full force and effect on the date of this Agreement. Neither the Company nor any Subsidiary is in violation of any provision of the foregoing documents, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of its Certificate of Incorporation or Bylaws except as would not reasonably be expected to prevent, individually or in the aggregate, the consummation of the Transaction. 3.2 Capital Structure; Subsidiaries. (a) The authorized capital stock of the Company as of the close of business on November 7, 2025 (the “Measurement Time”) consists of (i) 100,000,000 shares of Company Common Stock, of which 59,846,164 shares were issued and outstanding as of the Measurement Time and (ii) 10,000,000 shares of preferred stock, par value $0.01, of which no shares were issued and outstanding as of the Measurement Time. As of the Measurement Time, 9,369,566 shares of Company Common Stock were held by the Company as treasury shares. (b) As of the Measurement Time, (i) 410,981 shares of Company Common Stock are subject to Company Options granted and outstanding, (ii) 916,025 shares of Company Common Stock are subject to Company RSUs granted and outstanding, and (iii) 459,331 shares of Company Common Stock are subject to Company PSUs granted and outstanding (assuming 130% of target level of achievement of the performance goals applicable to Company PSUs). Other than as set forth in this Section 3.2(b), as of the Measurement Time, there are no issued, reserved for issuance, outstanding or authorized equity-based awards with respect to the

NAI-5005005981v11 12 Company. The Company has made available to Parent a complete and correct list, as of the Measurement Time, of each outstanding Company Equity Award, including with respect to each outstanding Company Equity Award, the employee identification number of the holder thereof, the number of shares of Company Common Stock subject to such Company Equity Award (assuming achievement of any performance metrics applicable thereto at maximum levels), the Company Equity Plan under which the Company Equity Award was granted, the exercise price and expiration date (if applicable), grant date and vesting schedule applicable thereto. (c) All of the issued and outstanding shares of Company Common Stock has been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.2, and except for the Company Equity Awards outstanding (and shares issuable upon the exercise or settlement thereof), as of the Measurement Time, there are no (i) outstanding shares of capital stock of, or other equity interest in, the Company or any Subsidiary of the Company, (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) obligating any of the Company or any of its Subsidiaries to issue any shares of capital stock, restricted stock units, stock-based performance units or any other rights that are linked to, or the value of which is in any way based on or derived from, the value of any shares of capital stock or other securities of the Company or any of its Subsidiaries, (iii) outstanding securities, instruments, bonds, debentures, notes or obligations issued by the Company or any of its Subsidiaries that are or may become convertible into or exchangeable for any shares of the capital stock of the Company or any of its Subsidiaries, (iv) stockholder rights plans or Contracts under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, or (v) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or any other equity interest of the Company or any of its Subsidiaries. (d) As of the date of this Agreement, (i) none of the outstanding shares of capital stock of the Company are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, (ii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company having a right to vote on any matters on which the stockholders of the Company have a right to vote, (iii) there is no Contract to which the Company is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Company, and (iv) neither the Company nor any of its Subsidiaries own, directly or indirectly, any capital stock of, or any joint venture, membership, partnership, voting or equity interests of any nature in, any Person that is not a Subsidiary of the Company. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company. (e) The outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Company or one or more of its direct or indirect wholly owned Subsidiaries owns of record and beneficially all the issued and outstanding shares of capital stock of such Subsidiaries free and clear of any Liens, other than Permitted Liens.

NAI-5005005981v11 13 (f) Section 3.2(f) of the Company Disclosure Letter sets forth a true, correct and complete list of each Subsidiary of the Company as of the date of this Agreement. 3.3 Corporate Authority; Approvals; Fairness Opinion. (a) The Company has the requisite corporate power and authority and has taken all corporate action necessary (and no additional actions on the part of the Company are necessary) in order to execute, deliver and perform its obligations under this Agreement and the CVR Agreement and to consummate the Transactions, subject to, assuming the accuracy of the representation and warranty in Section 4.4, the receipt of the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon to adopt this Agreement (the “Company Stockholder Approval”) and the filing of the Certificate of Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exception. (b) The Company Board has, by resolutions duly adopted, (i) approved this Agreement, the CVR Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, (ii) declared this Agreement and the Transactions fair to, advisable and in the best interests of the Company and its stockholders, and (iii) on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, resolved to recommend that the stockholders of the Company adopt this Agreement in accordance with the DGCL (which such resolutions have not been rescinded, modified or withdrawn, except after the date of this Agreement as permitted by this Agreement, including Section 5.2). (c) The Company Board or a committee thereof has adopted resolutions authorizing the treatment of the Company Equity Awards in accordance with Section 2.5. (d) The Company Board has received the opinion of Goldman Sachs & Co. (the “Company Financial Advisor”) to the effect that, as of the date and delivery of such opinion, and based upon and subject to the limitations, qualifications, assumptions and conditions set forth therein, the (i) $22.50 per share of Company Common Stock to be paid to the holders of shares of Company Common Stock pursuant to this Agreement and (ii) one CVR to be issued by Parent pursuant to the CVR Agreement, taken in the aggregate, are fair, from a financial point of view, to such holders. As of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect. A copy of such opinion will promptly be provided to Parent, solely for informational purposes, following the execution and delivery of this Agreement by all Parties, it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or any other Person for any purpose. (e) The Company Stockholder Approval is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Certificate of Incorporation or the Bylaws to adopt this Agreement and consummate the Transactions.

NAI-5005005981v11 14 3.4 Governmental Filings; No Violations. (a) Except for (i) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other applicable Antitrust Laws and any applicable FDI Laws, (ii) compliance with, and filings under, the Exchange Act and the Securities Act, including the filing with the SEC of the Proxy Statement, and any other federal securities Laws, (iii) compliance with state securities, takeover and “blue sky” Laws and the filing of documents with various state securities authorities that may be required in connection with the Transactions, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) compliance with the applicable requirements of the New York Stock Exchange (“NYSE”), and (vi) as set forth on Section 3.4(a)(vi) of the Company Disclosure Letter (the items set forth above in clauses (i) through (vi), the “Required Governmental Approvals”), no notices, reports or other filings are required to be made by the Company or its Subsidiaries with, nor are any consents, registrations, approvals or authorizations required to be obtained by the Company or its Subsidiaries from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the CVR Agreement by the Company, or the consummation of the Transactions, except those that the failure to make or obtain, as the case may be, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) Except as set forth on Section 3.4(b) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement and the CVR Agreement by the Company does not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws or organizational documents of any of the Company’s Subsidiaries, (ii) a breach or violation of any Law applicable to the Company or any Subsidiary (assuming the Required Governmental Approvals are obtained), (iii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the acceleration of any obligations under, give rise to the payment of any fee, penalty or other amount under any Company Material Contract or Lease, or (iv) the creation of a Lien (other than a Permitted Lien) on any of the properties or assets (including any Real Property) of the Company or any of its Subsidiaries, except in the case of the preceding clauses (ii), (iii) or (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. 3.5 SEC Filings. (a) The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by it since January 1, 2023. The Company has made available to Parent all comment letters and all material correspondence between the SEC and the Company or any of its Subsidiaries since January 1, 2023, to the extent such comment letters and material correspondence is not otherwise available on the SEC’s website. As of the date hereof, no Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC. (b) As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of

NAI-5005005981v11 15 their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended, or, with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC with respect to the Company SEC Documents, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC. (c) The Company maintains, and at all times since January 1, 2023, has maintained, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that (i) material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) that is reasonably designed to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iii) any unauthorized use, acquisition or disposition of the Company’s or its Subsidiaries’ assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. (d) The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in Company SEC Documents filed prior to the date of this Agreement, such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2024. Since January 1, 2023, except as otherwise disclosed in the Company SEC Documents, neither the Company, nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified, been made aware of or received any written notification of (i) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the

NAI-5005005981v11 16 design or operation of the Company’s internal control over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data that, in any such case, has not been subsequently remediated or (ii) any fraud or allegation of fraud that involves (or involved) management or other employee of the Company who have (or had) a significant role in the Company’s internal control over financial reporting. (e) The Company is in compliance in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the applicable listing and governance rules and regulations of NYSE. To the Knowledge of the Company, there are no pending (i) formal or informal inquiries or investigations of the Company by the SEC or any internal investigations, pending or threatened, or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. (f) Since January 1, 2023, (i) neither the Company nor, to the Knowledge of the Company, any of its Representatives has received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, in each case which set forth allegations of circumstances that if determined to be true, would be material to the Company and its Subsidiaries, taken as a whole, and (ii) no attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company Board or any committee thereof or the General Counsel or Chief Executive Officer of the Company. 3.6 Financial Statements; Liabilities. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) have, in each case, been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis for the applicable periods (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, comprehensive loss, cash flows and stockholders’ equity for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto). (b) There are no liabilities of the Company or any of its Subsidiaries of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP (or disclosed in the notes thereto), other than (i) liabilities disclosed and provided for in the Company’s unaudited consolidated balance sheet, including the notes thereto, as of June 30, 2025, included in the Company SEC Documents (the “Company Balance Sheet”), (ii) liabilities incurred in the ordinary course of business (none of which relate to any breach of contract,

NAI-5005005981v11 17 breach of warranty, tort, infringement, misappropriation or other action, in each case in any material respect) in all material respects since June 30, 2025 (the “Company Balance Sheet Date”) or arising or incurred in connection with or contemplated by this Agreement, and (iii) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. 3.7 Absence of Certain Changes. (a) Since the Company Balance Sheet Date through the date of this Agreement, except for events giving rise to, or contemplated by, this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business, (ii) none of the Company or its Subsidiaries have undertaken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Section 5.1(b)(ii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(x), Section 5.1(b)(xi), Section 5.1(b)(xiii), Section 5.1(b)(xv), Section 5.1(b)(xvi), Section 5.1(b)(xviii), Section 5.1(b)(xix), Section 5.1(b)(xx), Section 5.1(b)(xxi), Section 5.1(b)(xxii), Section 5.1(b)(xxiii), Section 5.1(b)(xxiv), Section 5.1(b)(xxv) or, with respect to any of the foregoing, Section 5.1(b)(xxvi), and (iii) the Company has not materially increased the compensation or benefits of its employees, taken as a whole. (b) Since the Company Balance Sheet Date, there has not been any development, fact, change, event, effect, occurrence or circumstance that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. 3.8 Compliance with Law. (a) The Company and each of its Subsidiaries is, and at all times since January 1, 2023, has been, in compliance with Law applicable to the Company or such Subsidiary, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Order outstanding against the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2023, through the date hereof that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Entity relating to any Governmental Contract or the Company or any of its Subsidiaries’ non-compliance with any applicable Law or (ii) from any Governmental Entity alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law, except in the case of each of clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and Orders necessary for the operation of the businesses of the Company and its Subsidiaries as currently conducted (the “Company Permits”) and (ii) the Company and its Subsidiaries are in compliance with the terms of the Company Permits held by the Company or any of its Subsidiaries, and for the past five years, there has occurred no violation of, default (with or

NAI-5005005981v11 18 without notice or lapse of time or both) under, or event giving to others any right of termination or cancellation of, with or without notice or lapse of time or both, any Company Permit held by the Company or any of its Subsidiaries. All Company Permits are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (c) Within the last five years, none of the Company, any Subsidiary of the Company, or any director or officer of any of them, or, to the Knowledge of the Company, any other employee, agent, or other Representative of the Company when acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) offered, given, promised to give or authorized the giving of money or anything of value to any Government Official or to any other Person for the purpose of (A) influencing any act or decision of any Government Official in their official capacity, (B) inducing any Government Official to do or omit to do any act in violation of their lawful duties, (C) securing any improper advantage from a Government Official or (D) inducing any Government Official to use his or her respective influence with a Governmental Entity to affect any act or decision of such Governmental Entity either, in each case of clauses (A) through (D), in order to assist the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Governmental Entity or Government Official, or (iii) materially violated any provision of any Anti-Bribery Law. (d) Within the last five years, and with respect to Sanctions, since April 24, 2019, neither the Company nor any Subsidiary of the Company has been a subject of any actual or, to the Knowledge of the Company, threatened Action before or made any voluntary, involuntary or directed disclosure to any Governmental Entity relating to any Anti-Bribery Laws or applicable Trade Laws, or, to the Knowledge of the Company, been the subject of (or threatened with) any investigation or inquiry regarding compliance with such Anti-Bribery Laws or applicable Trade Laws. For the last five years, and with respect to Sanctions, since April 24, 2019, the Company and its Subsidiaries have been in compliance with all applicable Trade Laws, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. (e) None of the Company or its Subsidiaries, nor any of their respective directors or officers, or to the Knowledge of the Company, employees, agents, or any other Persons authorized to act, or acting, on behalf of the Company or its Subsidiaries, respectively, is a Sanctioned Person or has, since April 24, 2019, directly or indirectly engaged in any dealings with or involving any Sanctioned Person or Sanctioned Country in violation of applicable Sanctions. 3.9 Litigation. There are no, and since January 1, 2023, there have been no, Actions pending or threatened in writing or, to the Knowledge of the Company, otherwise threatened against the Company or any of its Subsidiaries, except for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the Company, any of its Subsidiaries or any of their respective properties or assets is or are subject to any Orders, except for those Orders that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

NAI-5005005981v11 19 3.10 Employee Benefits. (a) Section 3.10(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Company Benefit Plan and Multiemployer Plan to which the Company or an ERISA Affiliate has or could reasonably be expected to have any liability. The Company has provided true and correct copies of each material Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, a description thereof) as of the date of this Agreement (provided that agreements with individual employees of the Company or its Subsidiaries may be provided on an anonymized basis and templates may be provided in lieu of copies of individual agreements that do not deviate from such templates), together with, as applicable: (i) the most recent summary plan description provided to participants (and all summaries of material modifications); (ii) all related material insurance contracts or other funding arrangements; (iii) the most recent determination, advisor or opinion letter received from the IRS; and (iv) all non-routine correspondence with any Governmental Entity dated within the past three years with respect to each of the foregoing. (b) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and its Subsidiaries, (i) each Company Benefit Plan has been maintained, operated and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) there are no pending or, to the Knowledge of the Company, threatened Actions in writing (other than routine claims for benefits) in any court or Governmental Entity with respect to any Company Benefit Plan; (iii) all reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been timely filed or distributed; (iv) all contributions required to be made with respect to any Company Benefit Plan, Multiemployer Plan and Governmental Plan have been timely made and deposited; (v) each Company Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder and (vi) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of the Company, no event has occurred or condition exists that would reasonably be expected to adversely affect the tax-qualification of any such Company Benefit Plan. (c) No amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property or any Company Equity Award) as a result of any of the transactions contemplated by this Agreement (either alone or in combination with another event) by any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) or result in the payment of any amount that would not be deductible under Section 280G of the Code.

NAI-5005005981v11 20 (d) No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates currently has any current obligation to contribute to, (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA or the funding standards of Section 302 of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA or Section 414(f) of the Code) subject to Title IV of ERISA (a “Multiemployer Plan”), (iii) a “multiple employer plan” that is subject to the requirements of Section 413(c) of the Code or Section 4063 or 4064 of ERISA, or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. (e) Neither the Company nor any of its ERISA Affiliates has incurred liability as a result of a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from a Multiemployer Plan (that has not been satisfied in full). Neither the Company nor any of its ERISA Affiliates has any contingent liability under Section 4204 of ERISA. (f) Except as expressly contemplated by this Agreement, the execution and delivery of this Agreement and the consummation of the Transactions (either alone or in combination with another event) will not (i) entitle any current or former employee, director, officer or other individual service provider of the Company or any of its Subsidiaries to severance pay or (ii) accelerate the time of payment or vesting, funding, or delivery of, or increase the amount of compensation or benefits due to any current or former employee, officer, director, individual consultant, or other individual service provider of the Company or its Subsidiaries. (g) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and its Subsidiaries, the Company and its Subsidiaries have not incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist or events have occurred that could result in the imposition of any such penalties or such Taxes. (h) The Company has no current or contingent obligation to indemnify, “gross-up,” reimburse or otherwise make whole any Person for any Taxes imposed under Section 4999 or Section 409A of the Code. 3.11 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are, and at all times since January 1, 2021, have been, in compliance with all applicable Environmental Laws, which compliance includes the possession of and compliance with the terms of all governmental permits, registrations, licenses, allowances or other approvals required under Environmental Laws (“Environmental Permits”), (b) none of the properties owned or, to the Knowledge of the Company, leased or operated by the Company or any of its Subsidiaries is contaminated by Releases of any Hazardous Materials in amounts, concentrations or a manner that would reasonably be expected to form the basis of any liability of the Company or any of its Subsidiaries under applicable Environmental Laws, (c) since January 1, 2023, or longer if unresolved, neither the Company nor any of its Subsidiaries is subject to any Action or has received any unresolved written notices, demand letters or requests for information from any Governmental Entity indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, and (d) the Company has not received any notice

NAI-5005005981v11 21 alleging that PFAS are present in any of its products or packaging materials, in a manner that (i) violates any prohibition relating to PFAS under any Environmental Law and (ii) has given or could be reasonably like to give rise to any material Action against the Company, and, to the Knowledge of the Company, no such PFAS are present in any of its products or packaging materials. To the Knowledge of the Company, to extent in the possession of the Company or any of its Subsidiaries, the Company has made available to Parent any Phase I or II environmental site assessments or similar environmental reports and all Environmental Permits under Environmental Law held by the Company or any of its Subsidiaries, in each case, applicable to any of their properties or operations. 3.12 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) each of the Company and each of its Subsidiaries has (i) prepared and timely filed (taking into account any extensions of time within which to file) all income and other material Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete in all material respects and (ii) timely paid all material Taxes required to have been paid by it (whether or not shown on any Tax Return), except with respect to matters contested in good faith for which adequate reserves have been established in accordance with GAAP; (b) the unpaid Taxes of the Company and its Subsidiaries, in the aggregate, (A) did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes) set forth on the Company Balance Sheet and (B) do not exceed such reserve on the Company Balance Sheet, as adjusted for the passage of time since the Company Balance Sheet Date in accordance with the past custom and practice of the Company and its Subsidiaries. Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liabilities for any Taxes arising from extraordinary gains or losses outside the ordinary course of business; (c) there are no material Liens for Taxes on any of the property or assets of the Company or any of its Subsidiaries, other than Permitted Liens; (d) none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed, in whole or in part, by Section 355(a) or 361 of the Code (or any similar provision of state, local or non-U.S. Law); (e) all Taxes required to be deducted or withheld by the Company or any of its Subsidiaries have been deducted and withheld and have been timely paid to the proper Governmental Entity, and the Company and each of its Subsidiaries have complied in all material respects with all reporting requirements with respect thereto; (f) neither the Company nor any of its Subsidiaries is currently the subject of any ongoing or presently pending Action or other judicial or administrative proceeding with respect to Taxes or any Tax Returns and no such proceeding has been threatened in writing, and no proposed adjustment, deficiency or underpayment of Taxes has been asserted in writing or

NAI-5005005981v11 22 assessed in writing by any Governmental Entity against the Company or any of its Subsidiaries which has not since been settled, satisfied by payment, withdrawn or otherwise resolved; (g) neither the Company nor any of its Subsidiaries has outstanding any agreements, consents or waivers extending, or requesting to extend, the statutory period of limitations applicable to the payment or assessment of any Taxes; (h) neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, sharing or indemnity agreement or arrangement (other than a Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) or (ii) has requested in writing any closing agreement, private letter ruling, technical advance memorandum, offer in compromise or any other agreement or ruling with any Governmental Entity which such request is still in effect; (i) during the last five years, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a combined, consolidated or unitary U.S. federal income Tax Return (other than a group of which the Company or any of its Subsidiaries is the common parent) or other comparable group for state, local or non-U.S. Tax purposes or (ii) has any liability or obligation for Taxes of another Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. tax law) or as a transferee or successor under any provision of applicable Law or by Contract (other than a Contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes); (j) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any comparable provision of state, local or non-U.S. Law) entered into prior to Closing, (ii) an intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code with respect to transactions entered into prior to Closing, (iii) change in method of accounting for a Tax period (or portion thereof) ending on or prior to the Closing Date, (iv) installment sale or open transaction doctrine made prior to Closing, or (v) prepaid amount received or deferred revenue accrued prior to Closing outside the ordinary course of business; (k) no claim has ever been made in writing by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries, as applicable, is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction which has not since been settled, withdrawn or otherwise resolved; (l) neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

NAI-5005005981v11 23 (m) neither the Company nor any of its Subsidiaries has engaged in any transaction that is a “reportable transaction” under Treasury Regulations Section 1.6011-4(b) (or any comparable provision of state, local or non-U.S. Law). The representations and warranties in this Section 3.12 and in Section 3.10 constitute the sole and exclusive representations and warranties made by the Company with respect to Tax matters. 3.13 Labor Matters. (a) Section 3.13(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of (i) each Collective Bargaining Agreement that the Company or any of its Subsidiaries is a party to (each, a “Company Collective Bargaining Agreement”), and (ii) each Labor Organization representing an employee of the Company or its Subsidiaries with respect to his or her employment with the Company (to the extent not a party to a Company Collective Bargaining Agreement). To the Knowledge of the Company, as of the date of this Agreement there are no, (and since January 1, 2023, there has not been) ongoing or threatened union organization or decertification activities or proceedings relating to any employee of the Company or any of its Subsidiaries. No demand for recognition as the exclusive bargaining representative of any employees is pending or, to the Knowledge of the Company, threatened by or on behalf of any Labor Organization. (b) Since January 1, 2023, there has been no threatened strike, lockout, work stoppage or other material labor disputes against or involving the Company or any of its Subsidiaries. Since January 1, 2023, there have been no material unfair labor practice charges, grievances, or arbitrations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company and its Subsidiaries have been in compliance with all applicable Laws respecting employment, including immigration, disability rights, equal opportunity, employee leave issues, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices. (d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole, to the Knowledge of the Company, no current officer, director, or other employee of the Company or any of its Subsidiaries at the level of Vice President or above, is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non- competition agreement, restrictive covenant or other obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information. To the Knowledge of the Company, no officer, director, or other employee of the Company or any of its Subsidiaries at the

NAI-5005005981v11 24 level of Vice President or above intends to terminate his or her employment prior to the Closing Date. (e) Section 3.13(e) of the Company Disclosure Letter sets forth a true, complete and accurate list of each reduction in force or plant closing that has triggered WARN since January 1, 2023. (f) Since January 1, 2023, the Company and its Subsidiaries have not received notice of any material Action, and to the Company’s Knowledge no material Action has been threated, in each case, by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. (g) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole, to the Knowledge of the Company, since January 1, 2023, there have been no harassment or discrimination allegations of any kind against any current or former officer, director, or other employee of the Company or its Subsidiaries at the level of Vice President or above (in his or her capacity as such). Neither the Company nor any of its Subsidiaries is party to a settlement agreement with any current or former officer, director, or other employee of the Company and its Subsidiaries at the level of Vice President or above that arose out of allegations relating to harassment or discrimination of any kind. Since January 1, 2023, the Company and its Subsidiaries have investigated all material harassment or discrimination allegations of any kind against any current or former officers, directors, or other employees of the Company or its Subsidiaries. 3.14 Intellectual Property. (a) Section 3.14(a) of the Company Disclosure Letter contains a complete and accurate list as of the date hereof of all Patents, pending applications to register Patents, registered Trademarks, pending applications to register Trademarks, registered Copyrights, pending applications to register Copyrights, and Internet domain names, in each such case that are included in the Company-Owned IP as of the date hereof (the “Registered IP List”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own all Company-Owned IP, and have sufficient rights to all Intellectual Property used in or necessary for the business of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all Liens, other than Permitted Liens. (b) All (i) Patents, Trademarks and Copyrights in each such case that are included in the Registered IP List and that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire (excluding at the end of its statutory term) or has canceled or abandoned in its reasonable business judgment and (ii) the Company-Owned IP is valid, subsisting, and

NAI-5005005981v11 25 enforceable, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one or more of its Subsidiaries owns, has a valid Inbound License authorizing use in the manner used as of the date of this Agreement or otherwise possesses legally enforceable rights to use, free and clear of all Liens other than Permitted Liens, all Company IP. To the Knowledge of the Company, none of the Registered IP that is Company-Owned IP is subject to, and neither the Company nor any of its Subsidiaries is named in, any Order that restricts or impairs the use of any Company-Owned IP by the Company or any of its Subsidiaries. (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise make unauthorized use of any Intellectual Property of any third party and (ii) to the Knowledge of the Company, no other Person is infringing, misappropriating or otherwise making unauthorized use of any Company-Owned IP. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date, the Company has not received a written communication from any third party asserting that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise made unauthorized use of any Intellectual Property rights of any third party. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Action is (and since the Company Balance Sheet Date, no Action has been) pending or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) accusing the Company or any of its Subsidiaries of infringement, misappropriation or making unauthorized use of any Intellectual Property rights of any third party in connection with the conduct of the business of the Company and its Subsidiaries as currently conducted. (e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has taken commercially reasonable actions in accordance with normal industry practice to protect, maintain and preserve Trade Secrets in the Company IP. (f) To the Knowledge of the Company, no product or software owned by the Company or any of its Subsidiaries (“Owned Software”) contains, incorporates, links or calls to any Open Source Software in a manner that obligates the Company or its applicable Subsidiary (or conditions any grant of rights on having) to (i) disclose, make available, offer or deliver, or obligate any licensee (or condition any grant of rights on having) to disclose, make available, offer or deliver, any portion of the source code the Owned Software other than the applicable Open Source Software, (ii) permit any licensee to modify, make derivative works of, or reverse- engineer or redistribute any portion of the source code of the Owned Software, other than the applicable Open Source Software or (iii) grant any other rights to any other Company Intellectual Property embodied in Owned Software, other than applicable Open Source Software, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No source code for Owned Software has been disclosed,

NAI-5005005981v11 26 licensed, released, distributed, escrowed or made available to or for any Person and no Person has been granted any rights thereto, and neither the Company nor any of its Subsidiaries has agreed to disclose, license, release, deliver, escrow, or otherwise grant any right thereto under any circumstance in each case other than to (A) employees of the Company or its Subsidiaries engaged in software development or (B) any third-party software developer pursuant to a Contract that obligates such third party to appropriate confidentiality and nondisclosure obligations and requires such third party to use the source code for Owned Software only for the benefit of the Company or its Subsidiaries. (g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the computer systems, servers, network equipment and other computer hardware used, owned, leased or licensed by or for the Company or any of its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and (ii) to the Knowledge of the Company, since January 1, 2023, there has been no security breach of, unauthorized access to, unauthorized use of, or malicious code in, or other cyber or security incident regarding, any of the IT Systems or with respect to any data or information held or processed by or for the Company or any of its Subsidiaries (including any Trade Secrets, including source code, in the Company-Owned IP). 3.15 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the insurance policies and all self- insurance programs and arrangements relating to the current conduct of the business of the Company and its Subsidiaries as of the date of this Agreement (the “Insurance Arrangements”) is in full force and effect and provides insurance in such amounts and against such risks as management of the Company has determined to be prudent in accordance with industry practices. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all premiums due and payable under such Insurance Arrangements have been paid when due, (b) the Company and its Subsidiaries are otherwise in compliance with the terms thereof, and (c) as of the date hereof, none of the Company or any of its Subsidiaries has Knowledge that any insurer under an Insurance Arrangement intends to terminate or fail to renew such Insurance Arrangement. 3.16 Properties. (a) Except (i) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) for Permitted Liens, the Company and its Subsidiaries have good title to, or valid leasehold or sublease interests in (or other comparable contract rights in or relating to), all tangible properties and assets (in each case, excluding any Real Property) reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have title to, or have a valid leasehold interest in, all of the material tangible personal property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course of business as currently conducted.

NAI-5005005981v11 27 (b) Section 3.16(b) of the Company Disclosure Letter contains a true, correct and complete list of the addresses of all real property owned by the Company or any of its Subsidiaries as of the date of this Agreement (the “Owned Real Property”) that is material to the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) has good and fee simple title (or the jurisdictional equivalent) to all Owned Real Property, free and clear of all Liens other than Permitted Liens (ii) have not granted to any parties, and there are no, outstanding options, rights of first offer or first negotiation or right of first refusal, or other similar rights to purchase or lease any Owned Real Property or any portion thereof or interest therein (in each case, other than this Agreement). (c) Section 3.16(c) of the Company Disclosure Letter contains (i) a true, correct and complete list of the addresses of all material real property the Company or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies (but does not own) pursuant to a Lease (as defined below) (each such property, a “Material Leased Real Property”) and (ii) a true, correct and complete list of each lease, sublease, license or other agreement (together with all amendments, waivers, extensions, renewals, guaranties and/or modifications with respect thereto) (each a “Lease”) for each Material Leased Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) true, complete and correct copies of the Leases have been made available, (B) each Lease is in full force and effect and constitutes a legal, valid and binding obligation on the Company or its Subsidiary that is a party thereto, enforceable in accordance with its terms, (C) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party to a Lease, has violated any provision of or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, (D) neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Lease, (E) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Material Leased Real Property or any portion thereof, and (F) the Company or one of its Subsidiaries has a valid leasehold interest in the Material Leased Real Property, free and clear of all Liens, except for Permitted Liens. (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no condemnation, expropriation or other proceeding in eminent domain is affecting the Real Property or any portion thereof or interest therein is pending or threatened, with respect to any Real Property. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received any written notice that, and the Company has no Knowledge that, the current use, ownership, lease, license or occupancy (as applicable) of the Real Property (including any parking areas) violates any applicable Law, easement, covenant, condition, restriction or similar provision in any instrument of record. (e) Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries has any continuing liability (actual or contingent), including as a guarantor, in respect of any real property other than the Real Properties.

NAI-5005005981v11 28 (f) Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein for a purchase price in excess of $2,000,000. (g) Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect to the Knowledge of the Company, there are no material structural deficiencies or latent defects affecting any of the buildings, parking facilities, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Owned Real Property (“Improvements”) and there are no facts or conditions affecting any of the Improvements or which would, individually or in the aggregate, interfere in any material respect with the intended use or occupancy thereof in the operation of the business as currently conducted. 3.17 Material Contracts. (a) Except for this Agreement and Contracts filed as exhibits to the Company SEC Documents, Company Benefit Plans or as set forth on Section 3.17(a) of the Company Disclosure Letter, neither the Company or any of its Subsidiaries is a party to the following Contracts as of the date of this Agreement (each Contract of the type described in clauses (i)- (xiv) of this Section 3.17(a), other than this Agreement or any Company Benefit Plan, being a “Company Material Contract”): (i) each Contract that is a “material contract” (as such terms is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) required to be filed as an exhibit to any Company SEC Document; (ii) each Contract that (A) limits the freedom or right of the Company or any of its Subsidiaries to (1) compete with any other Person in any location or line of business, (2) engage in any business, or (3) operate in any new geographic location (excluding, in each case, any such restriction tied to the absence of a regulatory license) or (B) contains any “most favored nations” terms and conditions granted by the Company or any of its Subsidiaries or exclusivity obligations or other similar restrictions in favor of the counterparty thereto, except in the case of each of the foregoing clauses (A) and (B) for such limitations, terms, conditions or obligations that are not material to the Company and its Subsidiaries, taken as a whole; (iii) each Contract providing for indebtedness for borrowed money (including indebtedness evidenced by bonds, debenture, notes, mortgage or other similar debt instruments or securities) of the Company or any of its Subsidiaries with a principal amount in excess of $2,500,000 (whether incurred, assumed, guaranteed or secured by any asset), excluding, for the avoidance of doubt, (1) intercompany loans between the Company and any of its wholly owned Subsidiaries or between or among any wholly owned Subsidiaries of the Company and (2) any surety or performance bond, letter of credit or similar Contract entered into in the ordinary course of business, or granting a Lien (other than Permitted Liens) securing indebtedness in excess of $2,500,000 upon any assets or properties of the Company or any of its Subsidiaries;

NAI-5005005981v11 29 (iv) each Contract under which the Company or any of its Subsidiaries has any obligations (including indemnification, earn out or other contingent payment obligations, but excluding confidentiality obligations) which have not been satisfied or performed in full prior to the date of this Agreement relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $2,000,000, except for acquisitions or dispositions of inventory, properties and other assets in the ordinary course of business; (v) each Contract entered into in connection with the settlement or other resolution of any Action or threatened Action involving the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries has any continuing obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole; (vi) each Contract creating a joint venture, partnership, strategic alliance or similar arrangement; (vii) each Contract that requires by its terms or is reasonably expected to require by its terms the payment or delivery of cash or other consideration by the Company or its Subsidiaries in an amount having an expected value in excess of $5,000,000 in 2025 or in any year thereafter; (viii) that is with the 15 largest customers of the Company and its Subsidiaries, taken as a whole by revenue during the fiscal year ended December 31, 2024 (as determined based on revenue recognized during the applicable time period) (such customers, the “Top Customers”); (ix) that is with the 15 largest vendors of the Company and its Subsidiaries, taken as a whole by revenue during the fiscal year ended December 31, 2024 (as determined based on revenue recognized during the applicable time period) (such vendors, the “Top Vendors”); (x) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) in the past three years for aggregate consideration of more than $5,000,000, other than (1) Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations of the Company or its Subsidiaries ongoing and (2) dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries carried out in the ordinary course of business; (xi) that is a license or grant of rights granted by the Company or any Subsidiary of the Company to Company IP, other than (A) limited-term co-branding agreements entered into in the ordinary course of business or (B) non-exclusive licenses that are granted in the ordinary course of business to customers, suppliers, distributors, vendors, or service providers; (xii) that is an Inbound License, other than (A) click-through, shrink wrap and other off-the-shelf software, (B) Contracts for open source or free software having an

NAI-5005005981v11 30 annual or one-time fee of no more than $2,000,000, (C) Contracts for limited-term co- branding arrangements, (D) non-disclosure agreements in which the license, sublicense or covenant not to sue or assert to or under Intellectual Property rights is incidental to the purpose of the Contract taken as a whole, or (E) licenses that are granted by customers for the manufacture and supply of such customer’s products; (xiii) any Contract with a Governmental Entity (a “Government Contract”); and (xiv) that provides for indemnification of any officer, director or other employee by the Company or any of its Subsidiaries entered into outside the ordinary course of business; provided, however, that, none of the following will constitute Company Material Contracts: (A) the Engagement Letters; (B) Contracts that are terminable without cause by the Company or a Subsidiary of the Company, as applicable, on fewer than 60 days’ notice without penalty (other than payments for services rendered prior to the date of termination); (C) purchase orders (provided, that, the carve-out in this clause (C) will be disregarded for purposes of Section 3.17(c) only); and (D) any Lease. (b) The Company has made available a true and complete copy of each Company Material Contract that is not otherwise disclosed in the Company SEC Documents. (c) Neither the Company nor any Subsidiary of the Company is in breach of or default under any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or in default under such Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect. Neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, failed to timely perform any action required to be performed under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under, the provisions of any Company Material Contract, except in each case for those violations, acts (or failures to act) and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and, since the date that is one year prior to the date of this Agreement through the date of this Agreement, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any of such material failure to timely perform any action or the existence of such event or condition from the any other party to the applicable Company Material Contract. From January 1, 2023, through the date of this Agreement, the Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Customer to the effect that any such Top Customer will cease, materially decrease the rate of, or materially and adversely change the terms (whether related to payment, price or otherwise) with respect to, purchasing materials, products or services from the Company. From January 1, 2023, through the date of this Agreement, the Company has not received any written or, to the

NAI-5005005981v11 31 Knowledge of the Company, oral notice from any Top Vendor to the effect that any such Top Vendor will cease, materially decrease the rate of, or materially and adversely change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the Merger and the transactions contemplated hereby or otherwise). (d) Since January 1, 2023, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor its Subsidiaries has (a) breached or violated any Law, clause or other requirement applicable to any Government Contract; (b) been suspended or debarred or otherwise declared ineligible for the award of contracts by any Governmental Contract (or any quotation, bid or proposal by the Company or any of its Subsidiaries that would result in a Government Contract); (c) been audited or investigated by any Governmental Entity with respect to any Government Contract (excluding routine audits) or carried out any internal investigations with respect thereto; (d) made or been obligated to make any disclosure with regard to any irregularity in connection with a Government Contract; or (e) to the Knowledge of the Company, received any allegations of fraud, false claims by the Company or its Subsidiaries or overpayments to the Company or its Subsidiaries, in each case, with respect to any of the Company’s or its Subsidiaries’ Government Contracts. 3.18 Brokers and Finders. Except for the Company Financial Advisor, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with or upon consummation of the Transactions. The Company has made available to Parent a summary of the material terms of its fee arrangement with the Company Financial Advisor pursuant to the applicable engagement letters (the “Engagement Letters”). 3.19 No Rights Agreement; Anti-Takeover Provisions. As of the date hereof, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.4, no Takeover Laws (including the restrictions in Section 203 of the DGCL) apply to the Company with respect to the Transactions. 3.20 Data Privacy and Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance, and has since January 1, 2023, complied, with all applicable Data Protection Laws. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has received any written notice of any claims, charges, investigations or regulatory inquiries related to or alleging the violation of any Data Protection Laws. To the Knowledge of the Company, since January 1, 2023, there have not been any unauthorized disclosures, security incidents or data breaches involving the Company, its Subsidiaries or any of its or their respective agents, employees or contractors relating to any Personal Data in its possession or control that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since January 1, 2023, there has been no failure, or any unauthorized intrusions or breaches, of security with respect to the information technology systems owned or controlled by the Company or any of its Subsidiaries that has resulted in a material disruption or material interruption in the operation of the business

NAI-5005005981v11 32 of the Company and its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. 3.21 Food Regulatory Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries and all products manufactured, distributed, marketed or sold by them (“Products”) have, since January 1, 2023, complied with (i) the applicable provisions of the Federal Food, Drug, and Cosmetic Act (“FDCA”), including the Nutrition Labeling and Education Act, the Fair Packaging and Labeling Act and all applicable regulations, standards, final guidances and requirements adopted by the United States Department of Health and Human Services (the “HHS”) and the United States Food and Drug Administration (the “FDA”) thereunder, (ii) all applicable Laws administered by the United States Department of Agriculture (the “USDA”), including the Organic Food Production Act of 1990, together with the HHS, FDA, Department of Justice and Federal Trade Commission, collectively, the “Food Authorities” and each, a “Food Authority,” and (iii) and all other applicable Laws, including state laws, established by any other Governmental Entity in the United States responsible for regulating the use, manufacture, packaging, licensing, labeling, distribution, marketing, import and export, advertising, or sale of any Product in the United States (including Laws relating to food additives, food allergens, food contact substances, hazard analysis and preventive controls, supplier verification and the testing, manufacturing, processing, holding, sanitary transportation, distribution, recordkeeping, packaging, registration, monitoring, labeling, advertising and marketing of food products) and all applicable Laws regarding adulteration, compliance with all food manufacturing practice requirements and all applicable health and safety Laws regarding the cleanliness of food and food packaging preparation areas (“Food Safety Laws”). (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of (i) the Company or any of its Subsidiaries, any Product or the facilities in which the Products are manufactured, processed, packaged or held or (ii) to the Knowledge of the Company, with respect to the Products, the Persons that manufacture, process, package or supply ingredients and packaging materials for or distribute the Products, has received a major or critical finding from a third-party auditor or is subject to, since January 1, 2023, (A) any warning letter, untitled letter, notice of inspectional observation (such as an FDA Form 483) or other adverse correspondence or notice from the FDA or any other Food Authority alleging or asserting non-compliance with any legal requirement, Notice of Suspension or Notice of Intended Enforcement or other adverse correspondence or notice from the USDA or any other Food Authority or (B) any import detention, investigation, suspension or withdrawal of inspection or registration, penalty assessment or other compliance or enforcement action by any Food Authority. (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, (i) none of the Company and its Subsidiaries, or (ii) to the Knowledge of the Company, with respect to the Products, no Persons that manufacture, process, package supply ingredients for or distribute the Products, have voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field alert, market withdrawal or replacement, safety alert, or

NAI-5005005981v11 33 other notice or action relating to an alleged lack of safety or regulatory or legal compliance of any Product. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, no Products have been subject to any recalls, withdrawals, product corrections, product removals, detentions or seizures or similar action and to the Knowledge of the Company, there are no facts which are reasonably likely to cause (i) the recall, market withdrawal or replacement of any Product sold or intended to be sold or (ii) as a result of regulatory or legal action, a change in the labeling of any such Products or a termination or suspension of the marketing of such Products. (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, each Product cultivated, manufactured, produced, packaged, labeled, distributed or sold by or on behalf of the Company conforms in all material respects to any promises, claims or affirmations of fact made on the container or label for such product or in connection with its distribution or sale (including all nutrition facts, ingredient statements, nutrient content claims, and to the extent that such products are being marketed as such, “non-GMO,” “fresh,” “organic,” “U.S. grown,” “made with natural ingredients,” “gluten free,” “kosher,” “all natural,” “no corn syrup,” “no artificial colors, flavors, or sweeteners,” “healthy,” “100% juice” or with similar claims) and the Company possesses appropriate certifications or scientifically reliable materials to substantiate all such promises, claims and affirmations of fact. (e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, (i) neither the Company nor any of its Subsidiaries has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or any such similar policies set forth by other Food Authorities; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any officer, employee or agent of the Company and its Subsidiaries has, during their employment by the Company or its Subsidiaries, been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar Laws; (iii) neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the Food Authorities or any other Governmental Entity alleging that any operation or activity of the Company and its Subsidiaries is in material violation of the FDCA or the respective counterparts thereof promulgated by applicable Governmental Entities; and (iv) and to the Knowledge of the Company, there has not been any material violation of any Laws by the Company and its Subsidiaries in their product development efforts, submissions or reports to any Food Authority or other Governmental Entity that could reasonably be expected to require investigation, corrective action or enforcement action. 3.22 Related-Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business or as otherwise disclosed in the Company SEC Documents, there are no Contracts or other transactions: (a) between the Company or its Subsidiaries, on the one hand, and any Associated Party thereof (but not including Contracts or other transaction solely between the Company and a Subsidiary of the Company or between Subsidiaries of the Company) or (b) that would be required to be disclosed pursuant to Item 404

NAI-5005005981v11 34 of Regulation S-K under the Securities Act (such arrangements, collectively, “Associated Party Arrangements”). 3.23 No Other Representations and Warranties; Non-Reliance. (a) Except for the representations and warranties contained in this Article III and in the certificate delivered pursuant to Section 6.2(c), neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates, and the Company hereby expressly disclaims any such other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, and notwithstanding the delivery or disclosure to Parent or Merger Sub or any of their respective Representatives or Affiliates of any documentation or other information by the Company or any of its Subsidiaries or any of its or their Representatives or Affiliates, neither the Company nor any other Person make any express or implied representation or warranty on behalf of the Company or any other Person with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or any of their respective Representatives or Affiliates. (b) The Company expressly disclaims, except in the case of Fraud, that it is relying upon or has relied upon any representations or warranties that may have been made by or with respect to Parent or Merger Sub (other than the representations and warranties set forth in Article IV or in the certificate delivered pursuant to Section 6.3(c)), and acknowledges and agrees that Parent and Merger Sub have expressly disclaimed and do hereby expressly disclaim any other representation made by Parent, Merger Sub or any other Person, except as set forth in Article IV. IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and Merger Sub each hereby represent and warrant to the Company that: 4.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub (a) is duly organized and validly existing under the Laws of the jurisdiction of its organization, (b) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, (c) is in good standing in the jurisdiction of its organization, and (d) is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business as presently conducted requires such qualification, except in the case of each of the foregoing clauses (b), (c) and (d) where any such failure to be so qualified or in good standing as a foreign corporation or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub is in violation of any provision of its

NAI-5005005981v11 35 organizational documents, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent owns, beneficially and of record, all of the outstanding shares of Merger Sub. Parent and Merger Sub were formed solely for the purpose of engaging in the Transactions, have no liabilities or obligations of any nature other than those incident to its formation or pursuant to the Transactions and, prior to the Effective Time, shall not have engaged in any other business activities other than those relating to the Transactions or those incident to their formation. 4.2 Corporate Authority; Approvals. (a) Each of Parent and Merger Sub has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, the CVR Agreement and to consummate the Transactions and the Financing, subject, in the case of Merger Sub, to the receipt of the approval of Parent as the sole stockholder of Merger Sub, and, with respect to the Merger, the filing of the Certificate of Merger. (b) Parent Board has (i) approved this Agreement, the CVR Agreement, the Transactions and the Financing, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, and (ii) determined that this Agreement, the CVR Agreement and the Transactions are fair to, advisable and in the best interests of Parent and its stockholders. (c) Merger Sub Board has (i) approved this Agreement, the CVR Agreement, the Transactions and the Financing, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, as applicable, (ii) declared this Agreement, the CVR Agreement, the Transactions and the Financing fair to, advisable and in the best interests of Merger Sub and Parent (as the sole stockholder of Merger Sub), and (iii) resolved to recommend that Parent (as the sole stockholder of Merger Sub) adopt this Agreement in accordance with the DGCL. (d) This Agreement and the CVR Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement and the CVR Agreement constitute the legal, valid and binding agreement of the Company, constitutes the legal, valid and binding agreement of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to the Enforceability Exception. 4.3 Governmental Filings; No Violations. (a) Except for the Required Governmental Approvals, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the CVR Agreement by Parent or Merger Sub or the consummation of the Transactions or the Financing, except those that the failure to make or obtain, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

NAI-5005005981v11 36 (b) The execution, delivery and performance of this Agreement and the CVR Agreement by each of Parent and Merger Sub does not, and the consummation of the Transactions and the Financing will not, constitute or result in (i) a breach or violation of, or a default under, the respective certificates of incorporation and bylaws or comparable organizational documents of Parent or Merger Sub, (ii) a breach or violation of any Law applicable to Parent or Merger Sub (assuming the Required Governmental Approvals are obtained), or (iii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the acceleration of any of their respective obligations under, or the creation of a Lien on any of the assets of Parent or Merger Sub pursuant to, any Contract binding upon Parent or Merger Sub, other than, in the case of the preceding clauses (ii) or (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. 4.4 Ownership of Equity of the Company. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (each, as defined in Section 203 of the DGCL), and at no time during the last three years has Parent, Merger Sub or any of their respective “affiliates” or “associates” been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. None of Parent, Merger Sub or any of their respective Subsidiaries owns (directly or indirectly, beneficially or of record) or is part of a Group (as defined in Rule 13d-5 under the Exchange Act) with respect to, or is a party to any Contract for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement). 4.5 Litigation. There are no Actions pending or threatened in writing or, to the Knowledge of Parent, threatened otherwise, against Parent, Merger Sub or any other Subsidiary of Parent, or any director or officer of any of the foregoing that (a) seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the Transactions or the Financing or (b) would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. 4.6 Financing. (a) Parent has delivered to the Company true, complete and correct fully executed copies of (i) the Debt Commitment Letter and (ii) the Equity Commitment Letter (together with the Debt Commitment Letter, the “Commitment Letters”). Parent has also delivered to the Company true, complete and correct copies of the fee letter referenced in the Debt Commitment Letter (as may be amended, modified, waived or replaced in accordance with the terms hereof, the “Fee Letter”), subject, in the case of each such Fee Letter, to redaction solely of pricing and other economic terms, fee amounts and the “market flex” provisions, none of which redactions covers terms that would (A) reduce the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing) or (B) impose any new condition or contingency to the receipt of the Debt Financing on the Closing Date or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing, as set forth in the Debt Commitment Letter in each case in a way that would be reasonably likely to adversely affect the availability, amount or timing of the Debt Financing (the foregoing clauses (A) and (B), collectively, a “Debt Financing Adverse Impact”).

NAI-5005005981v11 37 (b) As of the date of this Agreement, (i) none of the Commitment Letters in the form delivered to the Company has been amended, supplemented or modified, and (ii) the respective commitments contained in the Commitment Letters have not been withdrawn, terminated, reduced or rescinded in any respect and, to the Knowledge of Parent, no such withdrawal, termination, reduction or rescission is contemplated. There are no side letters or Contracts to which Parent, Merger Sub or any of their Affiliates is a party or other arrangements of any kind related to the funding or investing, as applicable, of the Debt Financing that would have a Debt Financing Adverse Impact, other than as expressly set forth in the Commitment Letters and Fee Letters and delivered to the Company on or prior to the date hereof. (c) Parent and Merger Sub, as applicable, have fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are due and payable on or prior to the date hereof pursuant to the terms of the Debt Commitment Letter. (d) As of the date hereof, the Commitment Letters are in full force and effect against the Parent, Merger Sub or any of their Affiliates, and are the legal, valid, binding and enforceable obligations of Parent, Merger Sub or any of their Affiliates as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, except, in each case, as such enforceability may be limited by the Enforceability Exception. There are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing required to satisfy the Financing Uses (including pursuant to any “market flex” provisions in any fee letters), other than as expressly set forth in the Commitment Letters or the Fee Letters. As of the date hereof, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, to the Knowledge of Parent no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (i) constitute a default or breach on the part of Parent, Merger Sub or any of their Affiliates or, to the Knowledge of Parent, any other party thereto under the Commitment Letters, (ii) constitute a failure to satisfy a condition precedent to the Financing required to be satisfied by Parent, Merger Sub or any of their Affiliates pursuant to any Commitment Letter, or (iii) assuming the satisfaction or waiver of the conditions to the funding or investing, as applicable, of the Financing on the Closing Date as set forth in the Commitment Letters, otherwise result in any portion of the Financing required to satisfy the Financing Uses being unavailable at the Closing. The Equity Commitment Letter expressly provides, and will continue to provide, that the Company is an intended third-party beneficiary thereof. (e) Assuming the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2, as of the date hereof Parent has no reason to believe that any of the conditions precedent to the Financing contained in the Commitment Letters will not be satisfied or that the full amount of the Financing required to satisfy the Financing Uses will not be made available to Parent, Merger Sub or any of their Affiliates in full at the Closing. Assuming (i) the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2 and (ii) the Financing is funded and/or invested in accordance with the Commitment Letters, as applicable (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “market flex,” including original issue discount flex provided under the Debt Commitment Letter and any related Fee Letter), Parent, Merger Sub and any of their Affiliates will have at the Closing funds sufficient to (i) pay the aggregate Merger Consideration and the other payments contemplated by this Agreement to be paid by Parent and

NAI-5005005981v11 38 Merger Sub (assuming that no amounts shall be owing or payable under the CVR Agreement on that date), (ii) pay any and all fees and expenses required to be paid at Closing by Parent, Merger Sub and any of their Affiliates in connection with the Transactions and the Financing, (iii) prepay or repay the Payoff Amount, and (iv) make all of the other payments required to be made at Closing by Parent and Merger Sub hereunder in connection with the Transactions (the foregoing clauses (i) through (iv), the “Financing Uses”). The obligations of Parent and Merger Sub to consummate the Transactions on the terms contemplated by this Agreement are not in any way contingent upon or otherwise subject to Parent’s, Merger Sub’s or any of their Affiliates’ consummation of any financing arrangement, Parent or any of its Affiliates obtaining any financing (including the Financing or any Alternative Financing) or the availability, grant, provision or extension of any financing to Parent or any of its Affiliates (including the Financing or any Alternative Financing). 4.7 Solvency. Neither Parent nor Merger Sub is entering into this Agreement or the Commitment Letters with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, the Company and their respective Subsidiaries in connection therewith) and assuming for these purposes the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, including contingent and other liabilities and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (c) the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. 4.8 Brokers and Finders. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to the Closing or following a termination of this Agreement. 4.9 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, as of the date it is first mailed to the Company’s stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

NAI-5005005981v11 39 4.10 Absence of Certain Arrangements. None of Parent, Merger Sub or any of their Affiliates has made or entered into any agreement, arrangement or understanding, or authorized, committed or agreed to any of the foregoing, pursuant to which any stockholder of the Company (a) would be entitled to receive consideration of a different amount or nature than the consideration to be delivered pursuant to this Agreement or (b) has agreed to adopt this Agreement or has agreed to vote against any Company Superior Proposal. 4.11 No Other Representations and Warranties; Non-Reliance. (a) Except for the representations and warranties contained in this Article IV and the certificate delivered pursuant to Section 6.3(c), none of Parent, Merger Sub or any other Person makes any other express or implied representation or warranty on behalf of Parent, Merger Sub or any of their respective Affiliates, and Parent and Merger Sub hereby expressly disclaim any such other representations or warranties, whether made by Parent, Merger Sub or any of their respective Affiliates or Representatives. (b) Each of Parent and Merger Sub expressly disclaims, except in the case of Fraud, that it is relying upon or has relied upon any representations or warranties that may have been made by or with respect to the Company or any of its Subsidiaries (other than the representations and warranties set forth in Article III or in the certificate delivered pursuant to Section 6.2(c)), and acknowledges and agrees that the Company has expressly disclaimed and does hereby expressly disclaim any other representation made by the Company or any other Person, except as set forth in Article III. V. COVENANTS 5.1 Interim Operations. (a) During the period commencing on the date of this Agreement and ending on the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII (the “Pre-Closing Period”), except (i) as required, permitted or otherwise expressly contemplated under this Agreement or the other Transaction Documents or as required by applicable Law, (ii) with the written consent of Parent (which consent will not be unreasonably withheld or conditioned), or (iii) as set forth on Section 5.1 of the Company Disclosure Letter, the Company will, and will cause each of its Subsidiaries to, conduct its and each of its Subsidiaries’ business and operations in the ordinary course in all material respects and comply with all applicable Laws, and to use commercially reasonable efforts to preserve the goodwill, business relationships and business organization of the Company and its Subsidiaries; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters whose subject matter is specifically addressed by any provision of Section 5.1(b) will be deemed, in and of itself, a breach of this sentence unless such action would constitute a breach of Section 5.1(b). (b) During the Pre-Closing Period, except (i) as required, permitted or otherwise expressly contemplated under this Agreement or the other Transaction Documents or as required by applicable Law, (ii) with the written consent of Parent (which consent will not be unreasonably withheld or conditioned), or (iii) as set forth on Section 5.1 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries will:

NAI-5005005981v11 40 (i) (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (other than dividends paid by a wholly owned Subsidiary to the Company or another wholly owned Subsidiary of the Company) or (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting interests or any rights, warrants or options to acquire any shares of capital stock or other equity or voting interests, other than to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards outstanding on the date hereof or subsequently granted in accordance with the terms of this Agreement upon exercise, vesting or settlement, in each case, in accordance with the Company Equity Plan and the applicable grant agreement; (ii) adjust, split, combine, subdivide or reclassify any shares of Company Common Stock or other equity or voting interests of the Company; (iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by any the Company or any of its Subsidiaries (other than pursuant to agreements in effect as of the date of this Agreement and except for transactions solely between the Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company) of (A) any capital stock or other equity interest of the Company or any of its Subsidiaries, (B) any option, call, warrant, restricted securities or right to acquire any capital stock or other equity interest of the Company or any of its Subsidiaries, or (C) any instrument convertible into or exchangeable for any capital stock or other equity interest of the Company or any of its Subsidiaries (except that the Company may issue shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards outstanding on the date hereof or subsequently granted in accordance with the terms of this Agreement, the Company Equity Plan and the applicable grant agreement); (iv) except as required by any Company Benefit Plan in effect on the date of this Agreement or a Company Collective Bargaining Agreement, (A) increase the compensation or benefits payable to or provided to any current or former employees, directors, executive officers or other individual service providers of the Company or its Subsidiaries, other than increases in base salary or base wages in the ordinary course of business with respect to employees with an annual base compensation of less than $150,000, (B) increase, grant, provide, promise or otherwise agree to any change of control, severance, termination, retention bonus, transaction bonus, equity or equity- based award, retention agreement or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of the Company or its Subsidiaries, (C) establish, adopt, enter into or amend any Company Benefit Plan, other than amendments to Company Benefit Plans that are health and welfare plans in the ordinary course of business consistent with past practice provided that such amendments do not materially increase the cost to the Company or its Subsidiaries, (D) take any action to accelerate the vesting or payment or lapsing of restrictions of, or fund a rabbi trust to secure the payment, of compensation or benefits under any Company Benefit Plan (including accelerating the vesting of any Company Equity Awards), (E) make grants under the Company Equity Plan, or amend, change, vary the payout level or any other requirements of any existing incentive program, or

NAI-5005005981v11 41 (F) grant to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for Taxes, including Taxes incurred under Section 409A or Section 4999 of the Code; (v) hire any employees, directors, executive officers or other individual service providers (including independent contractors) of the Company or any of its Subsidiaries, other than; (1) employees with an annual base compensation less than $150,000; provided that, the costs of hiring and compensating such employees is substantially similar to the costs for similarly situated employees of the Company and such newly hired employees are provided with standard severance benefits, and (2) employees who are hired to fill open positions or backfill positions listed on Section 5.1(b)(v) of the Company Disclosure Letter; (vi) (1) terminate (other than for cause) the employment or services of any employee or individual service providers of the Company or any of its Subsidiaries who has an annual base compensation in excess of $150,000; or (2) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements pursuant to WARN, or implicate labor protection payments under any Company Collective Bargaining Agreement, Contract or other agreement or understanding with any labor organization, works council, trade union or other employee representative; (vii) enter into, amend, extend, negotiate, or terminate any Collective Bargaining Agreement, Company Collective Bargaining Agreement, Contract or other agreement or understanding with any Labor Organization, or recognize any Labor Organization as the bargaining representative for any employees of the Company or its Subsidiaries, except any effects bargaining obligations; (viii) waive, release or amend the restrictive covenant obligations of any current or former employee or individual service provider of the Company or any of its Subsidiaries; (ix) other than in the ordinary course of business or as contemplated by the budget set forth on Section 5.1(b)(ix) of the Company Disclosure Letter, make any capital expenditures that exceed $1,000,000 in the aggregate; (x) amend or permit the adoption of any amendment to the Certificate of Incorporation or the Bylaws (or the comparable organizational documents of any of the Company’s Subsidiaries); (xi) acquire, lease, license, sublicense, pledge, sell, transfer, assign or subject to any material Lien (other than Permitted Liens), or otherwise dispose of, abandon, let lapse or expire (except expiring at the end of the applicable statutory term) any Intellectual Property, asset or other property that is material to the Company and its Subsidiaries, taken as a whole (except, in the case of any of the foregoing (A) in the

NAI-5005005981v11 42 ordinary course of business (including entering into nonexclusive license agreements with customers of the Company or any of its Subsidiaries), (B) pursuant to any Contract in place on the date of this Agreement or permitted to be entered into under this Agreement, (C) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company and its Subsidiaries, or (D) for transactions solely between the Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company); (xii) disclose any material confidential information or Trade Secrets to any third party (other than (A) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions or (B) as required by applicable Law or judicial process); (xiii) lend money or make capital contributions or advances to or make investments in, any Person, or incur, assume or guarantee any indebtedness for borrowed money (including any indebtedness evidenced by bonds, debentures, notes, mortgages or other similar debt instruments or securities and in respect of letters of credit, banker’s acceptances, bank guarantees, performance bonds, surety bonds or similar facilities, instruments to the extent drawn; amounts under any interest rate or currency protection agreement or similar hedging agreement and any amounts owed by the Company and its Subsidiaries in connection with any factoring receivables or securitization programs) (except for (A) loans, capital contributions, advances or investments solely between the Company and any wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company, (B) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business, and (C) extensions of trade credit in the ordinary course of business); (xiv) except in the ordinary course of business, (A) amend or modify in any manner that is materially adverse to the Company or any of its Subsidiaries, as applicable, any Company Material Contract with a term longer than one year which cannot be terminated without cause by the Company or a Subsidiary of the Company, as applicable, on fewer than 90 days’ notice without penalty (other than payments for services rendered prior to the date of termination), or otherwise waive any material right thereunder, (B) enter into any Contract which if entered into prior to the date hereof would have been a Company Material Contract, or (C) terminate a Company Material Contract; (xv) (A) sell, assign, transfer, lease, sublease, license, permit the use or otherwise dispose of any material Real Property or any material portion thereof or interest therein, (B) purchase or otherwise acquire any material real property or any interest therein, including enter into any material new lease, license, sublease or other occupancy agreement for any Real Property, or (C) amend, modify, supplement, waive any material rights under, or terminate any Lease (except for renewals or expirations in accordance with the terms of any such Lease);

NAI-5005005981v11 43 (xvi) fail in any material respect to maintain the material insurance policies or comparable replacement insurance policies with respect to the material assets, operations and activities of the Company or its Subsidiaries; (xvii) grant any material refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business; (xviii) settle, release, waive or compromise any Action (or threatened Action), other than any settlement, release, waiver or compromise that either (A) results solely in a monetary obligation (and not any equitable relief) involving only the payment of money by the Company and of its Subsidiaries of not more than $2,000,000 in the aggregate (after the application of insurance proceeds and/or an indemnity from a third Person) or (B) results in a payment to the Company or any of its Subsidiaries; (xix) except in the ordinary course of business, make any material change to any of the accounting methods, principles or practices used by it unless required by a change in GAAP or applicable Law; (xx) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation or recapitalization of the Company or any of its Subsidiaries; (xxi) adopt a shareholder rights plan or “poison pill”; (xxii) enter into any Associated Party Arrangements; (xxiii) acquire or divest any business, assets or capital stock of or to, or make any investment in, any Person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than (A) acquisitions in the ordinary course of business of inventory, supplies, intellectual property assets (which such intellectual property assets would not be material to the Company and its Subsidiaries as a whole), raw materials, equipment or similar assets, (B) divestitures of obsolete or used equipment in the ordinary course of business, or (C) transactions solely between the Company and any of its Subsidiaries or solely between Subsidiaries of the Company; (xxiv) enter into any new lines of business or terminate any existing lines of business; (xxv) (A) change or revoke any material election relating to Taxes or Tax matters, (B) change any method of Tax accounting or Tax accounting period, which such change relates to a material amount of Taxes, (C) settle any Action in respect of a material amount of Taxes or consent to any extension or waiver of the statute of limitations applicable to any such Action, (D) enter into any “closing agreement” or similar arrangement with any Tax authority with respect to a material amount of Taxes, (E) file any amended Tax Returns (other than in the ordinary course of business), or (F) surrender or compromise any right to claim a material Tax refund (it being understood and agreed that, notwithstanding anything herein to the contrary, other than this

NAI-5005005981v11 44 clause (xxv), none of the clauses of this Section 5.1(b) will apply to Taxes or Tax matters, except for clause (xxvi) insofar as it relates to this clause (xxv)); or (xxvi) authorize, commit or agree to do any of the foregoing. (c) The Company will request consent from Parent (such consent not to be unreasonably withheld, conditioned or delayed) with respect to the actions proscribed in this Section 5.1 by delivering notice pursuant to Section 8.7 (it being understood and agreed that, for the purposes of this Section 5.1, if Parent does not respond (providing or declining to provide such consent) to any request for consent within seven Business Days after the Company delivers such request, Parent will be deemed to have provided its prior written consent to the taking of such action upon and under the circumstances described in such request and only as to the specific instances subject to such request). (d) The Company, on the one hand, and Parent and Merger Sub, on the other hand, acknowledge and agree that (i) nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time, (ii) prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ operations, and (iii) notwithstanding anything to the contrary in this Agreement, no consent of Parent will be required with respect to any matter set forth in this Section 5.1 or elsewhere in this Agreement to the extent the requirement of such consent would reasonably be expected to be a violation of applicable Law. 5.2 No Solicitation by the Company. (a) Except as expressly permitted by this Section 5.2, the Company will, and will cause each of its Subsidiaries and instruct each of its Representatives (provided that the Company shall be responsible for any breach of this Section 5.2 by its Representative as though they were a party hereto), from and after the date hereof, to (1) (i) immediately cease any solicitation, knowing encouragement, discussions or negotiations with any Persons (other than Parent, Merger Sub or their respective Affiliates and Representatives) (such Persons, “Third Parties”) that may be ongoing with respect to a Company Takeover Proposal and (ii) immediately cease providing any non-public information to any Third Party with respect to the Company, its Subsidiaries, its assets, or any Company Takeover Proposal, other than in the ordinary course of business, (2) not, directly or indirectly through another Person, (A) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (it being understood and agreed that ministerial acts, such as answering unsolicited phone calls, that are not otherwise prohibited by this Section 5.2 will not be deemed to constitute a violation of this Section 5.2), (B) knowingly facilitate any Company Takeover Proposal or engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Third Party any non- public information in connection with or for the purpose of knowingly encouraging or facilitating, a Company Takeover Proposal, except to notify such Person of the existence of the restrictions in, and the Company’s obligations pursuant to, this Section 5.2, (C) approve, adopt, recommend, agree to or enter into, or propose to approve, adopt, recommend, agree to or enter

NAI-5005005981v11 45 into any letter of intent, agreement or agreement in principle, merger agreement or other similar Contract with respect to a Company Takeover Proposal, (D) grant any waiver, amendment, termination or release under any standstill or confidentiality agreement or (E) furnish or otherwise provide access to any non-public information regarding the Company or any of its Subsidiaries to any Third Party in connection with or in response to a Company Takeover Proposal, (3) take any action inconsistent with the obligations of the Company set forth in this Section 5.2, or (4) resolve to, agree to or publicly announce the intention to do, any of the foregoing. (b) Notwithstanding anything to the contrary contained in Section 5.2(a) or any other provision of this Agreement, if at any time prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a written Company Takeover Proposal from any Third Party, which Company Takeover Proposal did not result from any breach of this Section 5.2, the Company and its Representatives may, to the extent that the Company Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action, in light of the Company Takeover Proposal and the terms of this Agreement, would be inconsistent with the Company Board’s fiduciary duties under applicable Laws and that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal, (i) furnish, following execution of an Acceptable Confidentiality Agreement with such Person, information (including non-public information) with respect to the Company and its Subsidiaries to such Third Party who has made such Company Takeover Proposal (provided that the Company will, promptly following such disclosure (and in any event, within 48 hours after such disclosure), provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is made available to such Person to the extent not previously provided to Parent or its Representatives) and (ii) engage in or otherwise participate in discussions or negotiations with the Person or Group making such Company Takeover Proposal. In addition, notwithstanding Section 5.2(a), the Company and its Representatives may (A) communicate with any Person that has made a Company Takeover Proposal to seek to clarify and understand the terms and conditions of such Company Takeover Proposal solely to determine whether such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal and (B) inform a Person that has made or is considering making a Company Takeover Proposal of the provisions of this Section 5.2. (c) The Company will inform Parent in writing promptly (and in any event within 48 hours of its Knowledge of receipt thereof) (i) of any bona fide proposals or offers received with respect to any Company Takeover Proposal or any request for non-public information or inquiry (including seeking to initiate or continue any discussion or negotiation) that could reasonably be expected to lead to a Company Takeover Proposal, which notice must include (A) the identity of the Third Party making such proposal, request or inquiry (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of this Agreement); (B) the material terms and conditions of such Company Takeover Proposal, request or inquiry, and if in writing, an unredacted copy thereof (and, where no copy is available, a reasonably detailed written description thereof); and (C) copies of any material agreements, documents or other written materials submitted in connection therewith (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of this Agreement, and, where no copies are available or such

NAI-5005005981v11 46 disclosure is prohibited, a reasonably detailed written description thereof), and (ii) thereafter, the Company shall keep Parent reasonably informed, on a prompt basis (and in any event through notifying Parent in writing forty-eight (48) hours of any material development with regard to or material amendment of such proposal, request or inquiry), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing unredacted copies of any new or amended material agreements, documents or other written materials submitted in connection therewith (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Third Party that is in effect on the date of this Agreement, and, where no copies are available or disclosure is prohibited, a reasonably detailed written description thereof. From and after the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article VII, the Company will promptly (and in any event within 48 hours) make available to Parent any non-public information concerning the Company that is provided to any such Third Party or its Representatives that was not previously made available to Parent or its Representatives. Without limiting the foregoing, the Company will inform Parent in writing within 24 hours if the Company determines to take any action contemplated by Section 5.2(b)(i) or Section 5.2(b)(ii). The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof other than an Acceptable Confidentiality Agreement. (d) Except as expressly permitted by this Section 5.2(d) or Section 5.2(e), neither the Company Board nor any duly authorized committee thereof will (i) (A) fail to include the Company Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (C) take any action by board resolution or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the Company Board may refrain from taking a position with respect to a Company Takeover Proposal until the close of business as of the tenth Business Day after the commencement of a tender offer in connection with such Company Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Company Adverse Recommendation Change), or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of the Company a Company Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) enter into, authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, merger agreement or other similar Contract with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.2(b)) (each, a “Company Acquisition Agreement”). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, the Company Board (or a committee thereof) may effect a Company Adverse Recommendation Change and/or the Company may terminate this Agreement and enter into a Company Acquisition Agreement pursuant to Section 7.1(d)(i) solely to the extent and if and only if, prior to taking such action: (1) the Company has received after the date of this Agreement a Company Takeover Proposal that did not result from a material breach of this Agreement and such Company Takeover Proposal has not been withdrawn, and (2) the Company Board or any duly authorized committee thereof has determined, after consultation with its

NAI-5005005981v11 47 financial advisors and legal counsel, that (x) failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Laws and (y) the applicable Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (w) the Company has given Parent at least five Business Days’ prior written notice of its intention to take such action (which such notice indicates the identity of the Third Party involved and the material terms of any such Company Takeover Proposal and attaches the most current version of any written offer or proposed contract relating thereto, and if the Company proposes to terminate this Agreement pursuant to Section 7.1(d)(i), a copy of the proposed Company Acquisition Agreement to the extent such copy is or becomes available), (x) unless Parent expressly declines in writing to so negotiate, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period to enable Parent to propose in writing an offer binding on Parent to effect revisions to this Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (y) following the end of such notice period, the Company Board or any duly authorized committee thereof shall have considered in good faith any such binding offer, and shall have determined, after consultation with its financial advisors and outside legal counsel, that the Company Superior Proposal would continue to constitute a Company Superior Proposal if the revisions proposed in such binding offer were to be given effect, and (z) in the event of any material change to the terms of such Company Superior Proposal, the Company will be required to, in each case, again comply with this Section 5.2(d) and will be required to deliver to Parent an additional notice consistent with that described in clause (w) above and the notice period will recommence (except that the notice period will be at least two Business Days rather than the five Business Days otherwise contemplated by clause (w) above). (e) Prior to the time the Company Stockholder Approval is obtained, and notwithstanding anything to the contrary set forth in this Agreement, the Company Board may effect a Company Adverse Recommendation Change in respect of an Intervening Event if (i) the Company Board or any duly authorized committee thereof has determined, after consultation with its financial advisors and legal counsel, that failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Laws, (ii) such action is not in response to the receipt, existence of or terms of a Company Takeover Proposal or a Company Superior Proposal (which is governed by Section 5.2(d)), and (iii) prior to taking such action, (A) the Company Board has given Parent at least five Business Days’ prior written notice of its intention to take such action absent any revision to the terms and conditions of this Agreement, which notice will describe the Intervening Event and the basis for such intended Company Adverse Recommendation Change in reasonable detail, (B) unless Parent expressly declines in writing to so negotiate, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period after giving any such notice to enable Parent to propose in writing an offer binding on Parent to effect revisions to the terms of this Agreement, and (C) at the end of such notice period, the Company Board or any duly authorized committee thereof shall have considered in good faith any such binding offer, and shall have determined, based on the information then available and after consultation with its financial advisors and outside legal counsel, that failure to make such Company Adverse Recommendation Change due to the Intervening Event would be inconsistent with the Company Board’s fiduciary duties under applicable Laws.

NAI-5005005981v11 48 (f) Nothing contained in this Section 5.2 or in Section 5.8 will prohibit the Company or the Company Board or any duly authorized committee thereof from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to the Company’s stockholders if, in the Company Board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable Law (provided, that a disclosure pursuant to the foregoing clause (i) will be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly publicly affirms the Company Board Recommendation in such disclosure), (ii) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act, or (iii) making any disclosure to its stockholders if the Company Board, or any duly authorized committee thereof, determines, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Laws. Notwithstanding the foregoing, this Section 5.2(f) shall not be deemed to permit the Company or the Company Board or a duly authorized committee thereof to make a Company Adverse Recommendation Change or to take any of the actions otherwise restricted by Section 5.2 unless and solely to the extent expressly permitted by Section 5.2(d) or Section 5.2(e). (g) Except as otherwise expressly permitted by this Section 5.2, from the date hereof, the Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement, (ii) grant any waiver, amendment or release under any “anti-takeover” Laws, (iii) exempt any Third-Party from the provisions of Section 203 of the DGCL or (iv) resolve, agree or propose to do any of the foregoing. The Company may waive the standstill provisions of any such agreement if and solely to the extent that the Company Board has determined, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with the Company Board’s fiduciary duties under applicable Laws; provided that, in the event of such a waiver, the Company shall promptly (and, in any event, within 24 hours) notify Parent of such waiver, including the identity of the Third Party that is party to such confidentiality agreement and the circumstances, in reasonable detail, giving rise to the inconsistency with the Company Board’s fiduciary duties under the DGCL. (h) The Company will, promptly after the execution of this Agreement, instruct each Person that has executed a confidentiality agreement prior to the date of this Agreement in connection with such Person’s consideration of an acquisition of the Company to return or destroy all confidential information furnished to such Person prior to the date of this Agreement by or on behalf of the Company or any of its Representatives in accordance with the terms of the applicable confidentiality agreement and the Company will, within one Business Day after the execution of this Agreement, terminate all Data Room access for any such Person and any of its Representatives. 5.3 Preparation of Proxy Statement (a) As soon as reasonably practicable after the date of this Agreement, the Company will prepare and cause to be filed with the SEC a proxy statement in preliminary form relating to

NAI-5005005981v11 49 the Stockholders’ Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company will use reasonable best efforts to cause the Proxy Statement to comply in all material respects with the requirements of the Exchange Act, the SEC and NYSE and, in each case, the rules and regulations thereunder, and other applicable Law. Subject to Section 5.2, the Proxy Statement will contain the Company Board Recommendation. Parent will cooperate with the Company in connection with the preparation of the Proxy Statement, including by furnishing all information concerning Parent, Merger Sub and their respective Affiliates as the Company or its Representatives may reasonably request in connection with the preparation of the Proxy Statement and as is required under applicable Law (including any amendment thereto). The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed or otherwise provided, as permitted by the SEC or applicable Law, to the stockholders of the Company as promptly as reasonably practicable after the date hereof. (b) Each of the Company and Parent will, as promptly as reasonably practicable, (i) notify the other Party of (A) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement or the Transactions and (B) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto and (ii) supply the other Party with copies of all written correspondence between such Party or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. (c) Except with respect to any disclosure or communication that relates to a Company Takeover Proposal or a Company Adverse Recommendation Change, the Company will provide Parent a reasonable opportunity to review and comment on the Proxy Statement, any substantive response to comments received from the SEC in respect thereof (including the proposed final version of such document or response), or any other proposed correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions and will give reasonable and good faith consideration to any comments thereon made by Parent or its Representatives. The Company will allow Parent and its outside counsel to have a reasonable opportunity to participate in all communications, if any, with the SEC, NYSE or their respective staff, as applicable (including all meetings and telephone conferences) relating to this Agreement or any of the Transactions. (d) Until the Company Stockholder Approval is obtained, if any information relating to the Company, Parent or Merger Sub or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the other Parties. The Company and Parent will cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the holders of shares of Company Common Stock as of the record date established for the Stockholders’ Meeting. Each Party agrees to

NAI-5005005981v11 50 correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. 5.4 Stockholders’ Meeting. (a) Subject to Section 5.2, the Company will take all actions in accordance with applicable Law, the Certificate of Incorporation, the Bylaws and the rules of NYSE to duly call, give notice of, convene and hold a special meeting of the Company’s stockholders for the purpose of considering and taking action upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Stockholders’ Meeting”) as soon as reasonably practicable after the date hereof. The Company shall use its commercially reasonable efforts (including engaging a nationally recognized proxy solicitation firm) to solicit or cause to be solicited from the stockholders of the Company proxies in favor of the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders’ Meeting for up to 10 Business Days (i) to the extent required by applicable Law or if, after consultation with Parent, the Company determines such adjournment or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Stockholders’ Meeting if such disclosure is determined by the Company in good faith after consultation with outside counsel to be required to be provided to the stockholders of the Company, (ii) if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting, (iii) to solicit additional proxies if necessary to obtain the Company Stockholder Approval, (iv) if the Company has received a Company Superior Proposal and the Company Board or any duly authorized committee thereof determines in good faith, after consultation with is financial advisors and legal counsel, that additional time is required to assess such Company Superior Proposal in accordance with Section 5.2, or (v) if an Intervening Event has occurred and the Company Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and legal counsel, that additional time is required to assess such Intervening Event in accordance with Section 5.2; provided, however, that, unless otherwise agreed to by each of Parent and the Company, in no event may any adjournment or postponement be to a date that is fewer than 15 Business Days prior to the Outside Date. (b) The Company will keep Parent reasonably informed with respect to proxy solicitation results. (c) Nothing in this Section 5.4 will be deemed to prevent the Company or the Company Board or any duly authorized committee thereof from taking any action permitted by Section 5.2. 5.5 Reasonable Best Efforts; Regulatory Approval Matters. (a) Subject to the terms and conditions set forth in this Agreement, each of the Company, Parent and Merger Sub will use (and cause its respective Affiliates to use) reasonable best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or

NAI-5005005981v11 51 cause to be done promptly, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (ii) defending all Actions challenging this Agreement or the Transactions; provided, however, that in no event will the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any Person (including a Governmental Entity) for any consent or approval required for the consummation of the Transactions. (b) Subject to the terms and conditions set forth in this Agreement, and without limiting the foregoing, the Company and Parent will (i) promptly, but in no event later than (x) 25 Business Days after the date of this Agreement, make their respective filings under the HSR Act and (y) as soon as practicable after the date of this Agreement (or such earlier time as may be required by applicable Law), make their respective filings with respect to the notices and approvals set forth on Section 5.5(b) of the Company Disclosure Letter, and thereafter make any other required submissions thereunder, (ii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions, (iv) promptly inform the other Party upon receipt of any communication from any Governmental Entity regarding any of the Transactions, and (v) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity with respect to the Transactions. Except in connection with a disclosure regarding a Company Adverse Recommendation Change or a Company Takeover Proposal received by the Company, the Company and Parent will permit counsel for the other Party reasonable opportunity to review in advance, consult with and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Entity in connection with the Transactions. Each of the Company and Parent agrees not to (A) participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party in advance, to the extent practicable, and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate, (B) extend any waiting period under the HSR Act without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), or (C) without the prior written consent of the other Party, enter into any agreement with any Governmental Entity pursuant to which such Party agrees not to consummate the Transactions. Notwithstanding anything in this Agreement to the contrary, Parent, acting reasonably and in a manner consistent with obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods promptly following the date hereof, shall have sole

NAI-5005005981v11 52 control over the (1) strategy for obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods so as to enable the Closing to occur as soon as practicably possible, (2) strategy to respond to any request from, inquiry by, or investigation by (including the timing, nature and substance of all such responses) any Governmental Entity with respect to the Merger or any other Transactions, and (3) strategy for the defense and settlement of any Action brought by or before any Governmental Entity that has authority to enforce the applicable Laws; provided that the foregoing shall not relieve Parent of its obligations under this Section 5.5 and Parent shall reasonably consult with the Company and consider its views in good faith; provided that the Parties shall provide a copy of any filing (and attachments thereto) submitted to any Governmental Entity to counsel to the other party, which copy may be redacted as necessary to comply with contractual arrangements, to protect competitively sensitive information or to protect attorney-client privilege (as well as other concerns agreed by counsels for the Parties). (c) Notwithstanding anything in this Agreement to the contrary, Parent will, and will cause its Affiliates to, use reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Law or FDI Law so as to enable the consummation of the Transactions to occur as soon as reasonably possible (and in any event no later than the Outside Date), including proposing, negotiating, committing to and effecting by consent decree, hold separate order or otherwise, the sale, divestiture, or disposition of businesses, product lines or assets of Parent or its Affiliates (including, following the Closing, the Company), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the Transactions; provided, however, that, notwithstanding anything to the contrary contained herein (i), Parent and its Affiliates will only be obligated to effect any such action to the extent that such action is conditional or contingent on the Closing occurring in accordance with the terms of this Agreement and (ii) nothing in this Agreement shall require Parent to propose, agree to take, or take any actions if such actions would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (without giving effect to the carve-outs to such definition), after giving effect to the consummation of the Merger and the other Transactions. In addition, Parent will use its reasonable best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the consummation of the Closing. Parent agrees to the covenant set forth on Section 5.5(c) of the Company Disclosure Letter. (d) Parent will be responsible for any filing fees required to be paid in connection with any filings of the Parties with a Governmental Entity pursuant to this Section 5.5. 5.6 Third Party Consents. (a) From the date of this Agreement, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to give all notices to and obtain all third- party consents set forth on Section 5.6 of the Company Disclosure Letter (to the extent required in connection with the Transactions). The Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to obtain, as promptly as reasonably practicable following the

NAI-5005005981v11 53 date of this Agreement, the third-party consents set forth on Section 5.6 of the Company Disclosure Letter (to the extent required in connection with the Transactions). (b) Except as otherwise provided in this Agreement, in no event shall Parent, the Company or any of their respective Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in value in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transactions pursuant to the terms of any Contract to which the Company or any of its Subsidiaries is a party. (c) For the avoidance of doubt, this Section 5.6 will in no event impact the obligations of Parent and Merger Sub imposed by Section 5.5. 5.7 Pre-Closing Period Access. (a) Subject to applicable Law, the Company agrees to provide, and will cause its Subsidiaries to provide, Parent and its Representatives, from time to time during the Pre-Closing Period, reasonable access during normal business hours to (i) the Company’s and its Subsidiaries’ respective properties (but excluding for purposes of any sampling or testing of any soil, surface water, groundwater, soil vapor, outdoor or indoor air, building materials or other environmental media or other invasive sampling or testing), books, Contracts and records and (ii) such other information as Parent reasonably requests with respect to the Company and its Subsidiaries and their respective businesses, financial condition and operations (provided, that, the foregoing will not require the Company or its Representatives to prepare information which is not already in its control or possession), in the case of each of clauses (i) and (ii), to the extent reasonably necessary to consummate the Transactions or for reasonable post-Closing integration purposes. (b) Notwithstanding the foregoing, neither the Company nor its Subsidiaries will be required to provide Parent or its Representatives with access to or to disclose information (i) that would result in the disclosure of any trade secrets of the Company, any of its Subsidiaries or any third party, (ii) that would result in the disclosure of competitively sensitive sales or marketing information of third parties or violate any of the Company’s or its Subsidiaries’ obligations with respect to confidentiality that is subject to the terms of a confidentiality or other agreement with a third party, (iii) the disclosure of which would violate any Law, (iv) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of a loss of privilege to the disclosing Person, (v) that is competitively sensitive to the Company or its Subsidiaries (provided that the Parties will attempt to establish a clean team process to share such materials in a commercially reasonable manner), (vi) that would expose the Company or its Subsidiaries to risk of liability for disclosure of sensitive or personal information, or (vii) that relates to (A) the negotiation of this Agreement, (B) the valuation of the Company in connection with this Agreement, the Transactions or any other financial or strategic alternatives considered by the Company Board, (C) any Company Takeover Proposal or Intervening Event, (D) any process the Company has conducted with any financial advisor or other communications with any Persons in connection therewith, or (E) the minutes of the meetings of the Company Board or any committee thereof discussing the Transactions, the process relating thereto or any similar transaction between the Company and any other Person, or any matters relating to any stockholder of the Company (including any presentations or other materials prepared by or for

NAI-5005005981v11 54 the Company Board or any committee thereof, whether in connection with a specific meeting thereof or otherwise relating to such subject matter); provided that, with respect to each of the foregoing clauses (i) through (vi) above, the Company will use commercially reasonable efforts to provide such access or information in a manner that does not result in the circumstances described in such applicable clause. (c) Parent will use its reasonable best efforts to minimize any disruption to the businesses of the Company and its Subsidiaries that may result from the requests for access, data and information hereunder, and the Company and its Subsidiaries will not be required to provide information in any format other than as then exists, or otherwise to manipulate or reconfigure any data regarding the Company’s or any of its Subsidiaries’ business, assets, financial performance or condition or operations. 5.8 Publicity; Confidentiality. (a) The initial press release regarding this Agreement and the Transactions will be substantially in the form previously agreed to by Parent and the Company. Thereafter, none of the Company, Parent or Merger Sub will, and each of them will cause their respective Affiliates not to, issue or cause the publication of any press release or similar public announcement with respect to, or (other than as contemplated by Section 5.15) otherwise make any public statement concerning, this Agreement or the Transactions without first consulting with Parent, in the case of a proposed announcement or statement by the Company, or the Company, in the case of a proposed announcement or statement by Parent or Merger Sub; provided, however, that this Section 5.8 will not apply to any release or public statement (i) made or proposed to be made by the Company in connection with a Company Takeover Proposal or Company Adverse Recommendation Change or any action taken pursuant thereto, (ii) in connection with any dispute between the Parties regarding this Agreement or the Transactions, or (iii) as a Party may in good faith, after consultation with outside counsel, determine is required by Law (including applicable stock exchange listing rules). Nothing in this Section 5.8 will limit the ability of any Party to make disclosures or announcements that are consistent in all material respects with the prior public disclosures regarding the Transactions. (b) All information provided pursuant to this Agreement will be governed by the terms of the Confidentiality Agreement. 5.9 Employee Matters. (a) For a period of one year following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee) (the “Continuation Period”), Parent will provide, or cause to be provided, to each employee of the Company and its Subsidiaries who continues employment with the Surviving Corporation (or any Affiliate thereof) during the Continuation Period (each, a “Continuing Employee”) and who are not covered by a Collective Bargaining Agreement with (i) a base salary or wage rate, as applicable, that is no less than that provided to such Continuing Employee by the Company or a Subsidiary thereof immediately prior to the Effective Time, (ii) target level short-term cash incentive compensation opportunities that are no less favorable than the target level short-term cash incentive compensation opportunities that such Continuing Employee was eligible to receive from the Company or any

NAI-5005005981v11 55 Subsidiary thereof immediately prior to the Effective Time, (iii) severance benefits for termination of employment during the Continuation Period that are no less favorable than those provided to such Continuing Employee by the Company or any Subsidiary thereof as disclosed on Section 5.9(a)(iii) of the Company Disclosure Letter, and (iv) other compensation and employee benefits (excluding equity or equity-based awards, severance, retention, change in control payments, defined benefit pension benefits and retiree health and welfare benefits) that are, in the aggregate, substantially comparable to those disclosed on Section 5.9(a)(iv) of the Company Disclosure Letter. (b) For purposes of vesting, eligibility to participate and benefit entitlement (but excluding for any purposes under a defined benefit pension plan or retiree health and welfare benefits) under the employee benefit plans of the Parent and its Affiliates providing benefits to any Continuing Employee after the Effective Time (the “New Plans”), each Continuing Employee will be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time, except to the extent such credit would result in a duplication of benefits. In addition, to the extent such Continuing Employee is eligible to participate in a New Plan Parent or an Affiliate of Parent will use commercially reasonable efforts to (i) waive any preexisting condition limitations or exclusions and actively-at- work requirements otherwise applicable to Continuing Employees and their eligible dependents under any New Plan that provides welfare benefits in which Continuing Employees are eligible to participate following the Effective Time, other than any limitations that were in effect with respect to such employees immediately prior to the Effective Time under the corresponding Company Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Continuing Employees and their eligible dependents under the health plans in which they participated immediately prior to transitioning into a plan of Parent or an Affiliate during the portion of the calendar year prior to such transition in satisfying any deductibles, co- payments or out-of-pocket maximums under health plans of Parent or an Affiliate, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous benefit plan of the Company or any of its Subsidiaries prior to the Effective Time. (c) To the extent any bonus amounts under any cash bonus, sales and other incentive plans of the Company and its Subsidiaries (“Bonus Amounts”) with respect to a performance period completed on or prior to the Closing remain unpaid as of the Closing Date, Parent and the Surviving Corporation, as applicable, will cause all such Bonus Amounts to be paid on the Closing Date; provided that, with respect to any such Bonus Amounts that constitute non- qualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a Tax or penalty under Section 409A of the Code. Parent and the Surviving Corporation, as applicable, will cause all Bonus Amounts with respect to the performance period in which the Closing occurs to be calculated for each eligible Continuing Employee immediately prior to Closing; provided, however, that (i) such Bonus Amounts will be

NAI-5005005981v11 56 calculated at the target level of performance (prorated for the portion of the performance period completed), and such Bonus Amounts will be paid at the same time that annual bonuses would have been paid absent the Merger (regardless of whether such Continuing Employee remains employed at the time of such payment), (ii) payment of any Bonus Amounts in accordance with this Section 5.9(c) will in no way be interpreted or construed to limit or replace any amounts to which an employee of the Company and its Subsidiaries may be entitled pursuant to a Company Benefit Plan in connection with such employee’s termination of employment or services, and (iii) such Bonus Amounts shall not result in the duplication of benefits under any Company Benefit Plan with respect to any Continuing Employee (including under any severance plan, policy or arrangement) and (iv) with respect to any such Bonus Amounts that constitute non- qualified deferred compensation subject to Section 409A of the Code, such payment will be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a Tax or penalty under Section 409A of the Code. At least five Business Days prior to the Closing Date, the Company shall provide Parent with a detailed schedule of the Bonus Amounts, setting forth for each Bonus Amount, (i) the recipient’s name, (ii) the Bonus Amount, and (iii) the Company Benefit Plan under which such Bonus Amount is due and (iv) the payment date. (d) Parent agrees that it will cause the Surviving Corporation and its Subsidiaries, as applicable, to recognize each Company Collective Bargaining Agreement covering any Continuing Employee. Parent further agrees that each Company Collective Bargaining Agreement will continue to govern the terms and conditions of employment for each Continuing Employee covered by such agreement and to the extent there is a conflict between any Company Collective Bargaining Agreement and any of the provisions in this Section 5.9, the terms of the Company Collective Bargaining Agreement will apply. (e) Prior to the Effective Time, the Company and its Subsidiaries shall satisfy any pre-Closing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any Labor Organization which is representing any employee of the Company or its Subsidiaries, in connection with the transactions contemplated by this Agreement. Prior to the Effective Time, the Company and its Subsidiaries shall, unless prohibited by applicable Law or Company Collective Bargaining Agreement, share with Parent in advance a draft of any material written communication with any Labor Organization representing employees of the Company or its Subsidiaries, and consider in good faith Parent’s reasonable comments thereto. (f) On or before the Effective Time, the Company and its Subsidiaries shall provide a list of the names and sites of employment of any and all employees of the Company or its Subsidiaries who have experienced, or will experience, an employment loss or layoff as defined by WARN within 90 days prior to the Effective Time. The Company and its Subsidiaries shall update this list up to and including the Effective Time. (g) The provisions of this Section 5.9 are solely for the benefit of the Parties, and no provision of this Section 5.9 is intended to, or will, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, and no current or former employee or any other individual will be regarded for any purpose as a third-party beneficiary of the Agreement or have the right to enforce the provisions hereof. Nothing in this

NAI-5005005981v11 57 Section 5.9 or elsewhere in this Agreement will be construed to create a right in any Person to continued employment or service with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation or to any compensation or benefits or shall interfere with or restrict in any way the rights of the Parties or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the employment or services of any Continuing Employee or any other Person at any time for any reason whatsoever, with or without cause. 5.10 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting. The Surviving Corporation will use its reasonable best efforts to cause the Company Common Stock to be delisted from NYSE as promptly as practicable after the Effective Time and deregistered pursuant to the Exchange Act as promptly as practicable after such delisting. 5.11 Indemnification; Directors’ and Officers’ Insurance. (a) For a period of six years following the Effective Time, Parent will cause the Surviving Corporation and its Subsidiaries, as applicable, to (i) maintain in effect provisions in their respective certificates of incorporation, bylaws or other organizational documents and, to the extent a form thereof has been made available to Parent, indemnification agreements in effect on the date of this Agreement, with respect to indemnification or exculpation of, or advancement of expenses to, the present and former directors and officers of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”) that are no less favorable to the Indemnified Parties than the provisions in the Company and its Subsidiaries’ respective certificates of incorporation, bylaws and other organizational documents in effect on the date of this Agreement providing for indemnification or exculpation of, or advancement of expenses to, the Indemnified Parties, with respect to acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement, the Transactions and the process and other events giving rise thereto), which provisions will not be amended except as required by applicable Law or to make changes permitted by applicable Law that would enlarge the scope of the Indemnified Parties’ rights thereunder; and (ii) honor in all respects their respective obligations to the Indemnified Parties as set forth in the respective certificates of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries and, to the extent a form thereof has been made available to Parent, any indemnification agreements in effect on the date of this Agreement, as applicable. (b) Prior to the Effective Time and in reasonable consultation with Parent, the Company may, or, at Parent’s request, the Company shall, obtain and fully pay the cost of non- cancellable “tail” insurance for the extension of the Company’s directors’ and officers’ liability, fiduciary liability and employment practices liability insurance policies in effect as of immediately prior to the Effective Time, in each case, covering the Surviving Corporation, its Subsidiaries, the Indemnified Parties and the other insureds under such existing policies as of immediately prior to the Effective Time, with a claims reporting period of six years from and

NAI-5005005981v11 58 after the Effective Time from insurer(s) with the same or better credit rating as the Company’s insurer(s) as of immediately prior to the Effective Time, with terms and conditions, including limits and retentions, that are at least as favorable to the insureds thereunder as such existing policies as of immediately prior to the Effective Time with respect to acts, omissions or other matters that existed or occurred at or prior to the Effective Time (including in connection with this Agreement, the Transactions and the process and other events giving rise thereto); provided, however, that in no event shall the aggregate cost of such “tail” insurance exceed 300% of the aggregate annual premium for such policies of the Company in effect as of the date hereof (the “Maximum Amount”); provided, further, that if such “tail” insurance is not available or the aggregate cost for such “tail” insurance exceeds the Maximum Amount, then the Company shall, in reasonable consultation with Parent, obtain the most advantageous coverage available for a cost not exceeding the Maximum Amount, unless otherwise directed by Parent to exceed the Maximum Amount. If the Company does not obtain such “tail” insurance in accordance with the immediately preceding sentence, then the Surviving Corporation will continue to maintain in effect for a period of six years from and after the Effective Time directors’ and officers’ liability, fiduciary liability and employment practices liability insurance covering the Surviving Company, its Subsidiaries, the Indemnified Parties and the other insureds under the Company’s existing policies as of immediately prior to the Effective Time, with terms and conditions, including limits and retentions, that are at least as favorable to the insureds thereunder as provided in the Company’s existing policies as of immediately prior to the Effective Time; provided, however, that in no event will the Surviving Corporation be required to expend for such insurance an aggregate annual cost in excess of the Maximum Amount; and provided, further, that if such insurance is not available or the aggregate annual cost for such insurance in any annual period within such six-year period exceeds the Maximum Amount, then the Surviving Corporation will maintain the most advantageous coverage available for such annual period for a cost not exceeding the Maximum Amount. From and after the Closing, the Company will, consistent with the CVR Agreement, maintain customary insurance for the benefit of the Committee Members (as defined in the CVR Agreement). (c) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its assets to any Person, then, and in each such case, unless provided by operation of Law, proper provisions will be made so that the successors and assigns of the Surviving Corporation will assume all of the Surviving Corporation’s obligations set forth in this Section 5.11. (d) The provisions of this Section 5.11 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties (and their respective heirs and estates), who are intended third-party beneficiaries of this Section 5.11 as of and following the Effective Time. (e) The rights of the Indemnified Parties under this Section 5.11 will be in addition to any rights such Indemnified Parties may have under the certificate of incorporation, bylaws or comparable governing documents of any of the Company’s Subsidiaries or under any applicable Contracts or Laws.

NAI-5005005981v11 59 (f) Notwithstanding anything in this Agreement to the contrary, if any Action (whether arising before, on or after the Effective Time) involving any Indemnified Party remains pending on the sixth anniversary of the Effective Time, the provisions of this Section 5.11 will continue in effect with respect to such Indemnified Party until the final nonappealable disposition of such Action. 5.12 Takeover Laws. If any Takeover Law is or may become applicable to the Transactions, the Company Board or a duly authorized committee thereof will grant such approvals and will use reasonable best efforts to take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the CVR Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on the Transactions. Prior to taking such actions, the Company will provide Parent with drafts of resolutions or other documentation and the Company shall consider in good faith all reasonable additions, deletions or changes thereto suggested by Parent. 5.13 Section 16 Matters. Prior to the Effective Time, the Company shall cause the Company Board (or the applicable committee thereof) to take all actions as may be required or appropriate to cause any dispositions of Company equity securities (including derivative securities with respect to shares of Company Common Stock) in connection with the Transactions by each individual who is a director or executive officer of the Company and subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3(d) and Rule 16b-3(e) promulgated under the Exchange Act. 5.14 Merger Sub Approval. Immediately following the execution of this Agreement, Parent will execute and deliver to the Company, in accordance with Section 251 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement and the consummation by Merger Sub of the Transactions in accordance with the DGCL. 5.15 Financing Cooperation. (a) From and after the date of this Agreement, the Company and its Subsidiaries will use reasonable best efforts to provide, and will direct its and their respective Representatives to use reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise reasonably requested by Parent in connection with the financings contemplated by the Debt Commitment Letter, including using reasonable best efforts (other than with respect to the following clauses (i)(A) and (vi) which shall not be subject to such reasonable best efforts qualifier) to: (i) furnish to Parent, Merger Sub and the Debt Financing Sources, as promptly as reasonably practicable, (A) the Required Financial Information and (B) such financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, Merger Sub or the Debt Financing Sources;

NAI-5005005981v11 60 (ii) assist in preparation for and participate in marketing efforts for the Debt Financing (including a reasonable number of meetings and calls (that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing, including direct contact between appropriate members of senior management of the Company, on the one hand, and potential Debt Financing Sources, on the other hand)), presentations, roadshows, due diligence sessions, drafting sessions and sessions with rating agencies, in each case, upon reasonable advance notice from, and as reasonably requested by, Parent and at reasonable times and locations (which may be virtual) to be mutually agreed, and assisting Parent and Merger Sub in obtaining ratings in connection with the Debt Financing; (iii) assist Parent and Merger Sub with (A) the preparation of materials for rating agency presentations and the obtaining of any corporate or facility ratings from the rating agencies in connection therewith and (B) the preparation of bank information memoranda, lender and investor presentations, marketing materials, investor presentations, offering documents, prospectuses, confidential information memoranda, offering and private placement memoranda, rating agency presentations and other similar documents and materials to the extent reasonably requested for use in connection with the Debt Financing; (iv) request and facilitate its independent auditors to provide, consistent with customary practice, customary comfort letters with respect to financial information relating to the Company and its Subsidiaries included in any offering memorandum used in connection with the Debt Financing; (v) execute and deliver (but subject to the final parenthetical hereof) any guarantee, pledge and security documents, mortgages, control agreements, currency or interest hedging agreements, indentures, loan agreements or other definitive financing documents (including any schedules and exhibits thereto) or other certificates or documents and back-up therefor and for legal opinions and negative assurance letters by Parent’s counsel as may be reasonably requested by Parent, Merger Sub or the Debt Financing Sources (it being understood that, other than the customary authorization letters referred to in the definition of Required Financial Information, such documents will not take effect prior to the Effective Time and will be executed only by any director, manager or equivalent or officer or employee of the Company or any of its Subsidiaries who will continue in such a position following the Closing); (vi) provide Parent, Merger Sub and Debt Financing Sources at least three Business Days prior to Closing with all documentation and other information about the Company and its Subsidiaries that is reasonably required in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230), in each case to the extent reasonably requested in writing by Parent or Merger Sub at least five Business Days in advance of the Closing;

NAI-5005005981v11 61 (vii) assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent customary and reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or offering documents or of the type required by the Debt Commitment Letter; and (viii) supplement the Required Financial Information on a reasonably current basis to the extent that any Required Financial Information, to the knowledge of the Company, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading. (b) Notwithstanding anything in this Section 5.15 to the contrary, nothing in this Section 5.15 will require any such cooperation or assistance to the extent that it would result in the Company or any of its Subsidiaries being required to: (i) pledge any assets as collateral that is not contingent upon the Closing or that would be effective prior to the Effective Time; (ii) agree to pay any fee, bear any cost or expense, incur any liability or give any indemnities to any third party or otherwise commit to take any similar action in connection with the Debt Financing prior to the Closing, in each case, for which it has not received prior reimbursement or indemnification by Parent or Merger Sub; (iii) take any actions to the extent such actions (A) would unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries, (B) would subject any director, manager, officer or employee of the Company or any of its Subsidiaries or any of its and their respective Representatives to any actual or potential personal liability with respect to matters related to the Debt Financing, (C) would conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the organizational documents of the Company or any of its Subsidiaries (not entered into in contemplation hereof), any applicable Law or Order or any Company Material Contract (not entered into in contemplation hereof); provided that, in each case under this clause (C), such persons have used their respective reasonable best efforts to provide such cooperation in alternative manners not excluded by this clause and have notified Parent such cooperation is being withheld in reliance on this clause, or (D) would require any such entity to change any fiscal period prior to the Closing; (iv) waive or amend any terms of this Agreement; (v) commit to take any action under any certificate, document or instrument or enter into any definitive agreement (other than the customary authorization letters referred to in the definition of Required Financial Information), in either case, that is not contingent upon the Closing; (vi) provide access to or disclose information that would reasonably be expected to jeopardize any attorney-client privilege of, or conflict with any confidentiality requirements owing to a third-party applicable to, the Company or its

NAI-5005005981v11 62 Affiliates (not entered into in contemplation hereof); provided, however, that the Company will, and will cause its Subsidiaries to, use reasonable best efforts to find a suitable alternative to disclose information in such a way that such disclosure does not cause loss or waiver of such privilege or violate any such confidentiality obligations as applicable and has informed Parent that information is being withheld in reliance on this clause; (vii) cause any director, manager or equivalent, or any officer or employee of the Company or any its Subsidiaries (other than any director, manager or equivalent or officer or employee of the Company or any of its Subsidiaries who will continue in such a position following the Closing), to pass resolutions to approve the Debt Financing or authorize the execution and delivery of any agreements or documents (other than the customary authorization letters referred to in the definition of Required Financial Information) or any actions in connection therewith, or to execute or deliver any certificate in connection with the Debt Financing, in each case, that are not contingent on the Closing or would be effective prior to the Closing; (viii) deliver financial statements in a form or subject to a different standard than those provided to Parent by the Company or its Subsidiaries prior to the date hereof; (ix) deliver any legal opinion or other opinion of counsel; (x) make any representation, warranty or certification that, in the good faith determination of the Company, is not true; (xi) take any action that could reasonably be expected to cause any representation or warranty or covenant contained in this Agreement to be breached or to cause any condition to the Closing set forth in Article VI to fail to be satisfied or otherwise cause any breach of this Agreement; or (xii) provide (1) pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (2) any description of all or any component of the Debt Financing (including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”), or (3) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing (which items (1) through (3) shall be the sole responsibility of Parent). (c) The Company and its Subsidiaries hereby consent to the reasonable use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos may only be used solely in a manner that is not intended to, nor reasonably likely to, harm, disparage or otherwise place in a negative light or context the Company, any of its Subsidiaries or any of their respective Affiliates or Representatives. (d) Upon the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Parent will promptly, upon request by the Company, reimburse the Company for all reasonable, documented and invoiced out-of-pocket costs and expenses (including reasonable, documented and invoiced out-of-pocket attorneys’ fees) incurred by the

NAI-5005005981v11 63 Company or any of its Subsidiaries and their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 5.15, and will indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with their cooperation in the arrangement of the Financing and the provision of any information used in connection therewith (other than information provided by the Company or its Subsidiaries or their respective Representatives), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the gross negligence, bad faith, willful misconduct or Fraud by or on behalf of the Company, its Subsidiaries or their respective Representatives. (e) Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 6.2(b), as it applies to the Company’s obligations under this Section 5.15, will be deemed satisfied unless (i) the Company has knowingly materially breached its obligations under this Section 5.15; (ii) Parent has notified the Company of such material breach in writing, detailing reasonable steps that comply with this Section 5.15 in order to cure such breach; (iii) the Company has not taken such steps or otherwise cured such breach with reasonably sufficient time prior to the Outside Date to consummate the Debt Financing; and (iv) such breach has been the primary cause of the Debt Financing not being obtained. 5.16 Parent Financing. (a) Prior to Closing, each of Parent, Merger Sub and their Affiliates will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing in an amount required to satisfy the Financing Uses on the terms and subject only to the conditions (including the “market flex” provisions) set forth in the Commitment Letters, including using reasonable best efforts to (i) maintain in effect and comply with the Commitment Letters subject to replacement thereof in accordance with this Section 5.16(a)) until the earlier of the consummation of the Transactions and the valid termination of this Agreement, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the “market flex” provisions) set forth in the Debt Commitment Letter (subject to replacement thereof in accordance with this Section 5.16(a)) or, in Parent’s sole discretion, on other terms than those contained in the Debt Commitment Letter, in each case, which such other terms would not have a Debt Financing Adverse Impact (such definitive agreements related to the Debt Financing, together with the Debt Commitment Letter, the “Debt Documents”), (iii) satisfy at or prior to the Closing (taking into account the anticipated timing of the Marketing Period) all conditions to the funding or investing of the Financing required to satisfy the Financing Uses applicable to Parent, Merger Sub or any of their Affiliates in the Equity Commitment Letter and the Debt Documents that are to be satisfied by Parent or Merger Sub, (iv) consummate the Financing in an amount required to satisfy the Financing Uses at or prior to the Closing, and (v) enforce its rights under the Equity Commitment Letter and the Debt Documents and comply with its covenants thereunder. Parent and Merger Sub will not, without the prior written consent of the Company, agree to or permit any termination of or amendment or modification to be made to, or grant any waiver of any provision under, (1) the Debt Commitment Letter if such termination, amendment, modification or waiver would have a Debt Financing Adverse Impact; provided that, for the avoidance of doubt, Parent or any of their

NAI-5005005981v11 64 Affiliates may (without the consent of the Company) amend or modify (A) the Debt Commitment Letter in accordance with the “market flex” provisions of the Fee Letter and (B) the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or other entities who had not executed the Debt Commitment Letter as of the date of this Agreement or (2) the Equity Commitment Letter, if such amendment, replacement, modification or waiver imposes new or additional conditions or expands any of the conditions to the receipt of the Equity Financing. Parent will promptly deliver to the Company copies of any such amendment, modification or waiver to or under any Commitment Letter (which, in the case of any fee letter, may be redacted in a manner consistent with the redactions permitted by Section 4.6(a). Parent, Merger Sub and any of their Affiliates will, directly or indirectly, continue to pay in full any such amounts required to be paid pursuant to the terms of the Debt Commitment Letter as and when they become due and payable at or prior to the Closing. (b) Parent will keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing and provide to the Company copies (including drafts) of the material definitive documents for the Debt Financing promptly after such documents are in final form. Parent will give the Company prompt written notice of (i) any material breach, default, termination or repudiation (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to such material breach, default, termination or repudiation) by any party to the Equity Commitment Letter or the Debt Documents of which Parent or Merger Sub becomes aware, (ii) the receipt of any written notice or other written communication from any financing source with respect to any (A) actual or potential material breach, default, termination or repudiation by any party to any of the Equity Commitment Letter or the Debt Commitment Letter of the provisions thereof or (B) material dispute or disagreement between or among any parties to the Equity Commitment Letter or the Debt Documents, and (iii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent, Merger Sub or any of their Affiliates to obtain all or any portion of the Financing in an amount required to satisfy the Financing Uses (taking into account the anticipated timing of the Marketing Period). Promptly after the Company delivers to Parent a written request therefor, Parent and Merger Sub will provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence unless disclosing such information in Parent’s reasonable judgment after having received legal advice is prohibited or restricted under applicable Law, is legally privileged or would conflict with any confidentiality obligations binding on Parent or Merger Sub not entered in contemplation hereof (so long as Parent has notified the Company that such information is being withheld pursuant to this qualification after Parent or Merger Sub has used its reasonable best efforts to implement alternative arrangements to avoid such conflicts). (c) If any portion of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing) becomes unavailable on the terms and conditions (as such terms may be modified or adjusted in accordance with the terms hereof and the terms of, and within the limits of, the “market flex” provisions contained in the Fee Letters) contemplated by the Debt Commitment Letter, each of Parent and Merger Sub will use its reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing on terms and conditions no less favorable to Parent, Merger Sub or any of their Affiliates than those contemplated by the Debt Commitment Letter or, in Parent’s sole discretion, on other terms than

NAI-5005005981v11 65 those contained in the Debt Commitment Letter from the same or alternative sources (such financing, the “Alternative Financing”) (i) in an amount sufficient to satisfy the Financing Uses (after taking into consideration the portion of the Debt Financing that is and remains available and the amount of the Equity Financing) and (ii) which would not reasonably be expected to materially delay or prevent or make less likely to occur the funding of the Financing (or the satisfaction of the conditions of the Financing) at the Closing, as promptly as reasonably practicable following the occurrence of such event (but not later than the date Parent and Merger Sub are required to consummate the Closing in accordance with this Agreement); provided that (i) without the prior written consent of the Company, such Alternative Financing shall not have a Debt Financing Adverse Impact and (ii) the failure to obtain Alternative Financing will not relieve Parent or Merger Sub of any obligation hereunder. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the reasonable best efforts of Parent and Merger Sub require or be deemed or construed to require Parent, Merger Sub and any of their Affiliates to (1) seek equity financing from any source (other than the Equity Financing) or seek equity financing in excess of the amount set forth in the Equity Commitment Letter, (2) pay any fees in excess of those contemplated by the Debt Commitment Letter or the Fee Letters (whether to secure waiver of any conditions contained therein or otherwise) or (3) cause any term, covenant, representation or warranty in this Agreement to be breached by Purchaser, Merger Sub or any of their Affiliates in a manner that would cause any condition to the Closing to fail to be satisfied or cause any condition to the Closing to fail to be satisfied. Parent will deliver to the Company true, complete and correct copies of the new executed commitment letter and the fee letter referenced therein that provided for such Alternative Financing (which, in the case of such fee letter, may be redacted in a manner consistent with the redactions permitted by Section 4.6(a)). For purposes of this Agreement (other than with respect to the representations made by Parent in Section 4.6), references to (A) the “Financing” and “Debt Financing” will include any such Alternative Financing, (B) the “Debt Commitment Letter” and “Commitment Letters” will include such documents with respect to any such Alternative Financing, (C) “Debt Financing Source” will include the Persons providing or arranging the Alternative Financing, and (D) “Debt Documents” will include the applicable documents for the Alternative Financing. The obligations under this Section 5.16(c) will apply equally to any such Alternative Financing (including any new financing commitment). (d) Each of Parent and Merger Sub expressly acknowledges and agrees that the obtaining of, or the availability of, the Financing or any other financing transaction is not a condition to the Closing and reaffirms its respective obligation to consummate the Transactions irrespective and independently of the availability of the Financing, subject to fulfillment or waiver of the applicable conditions set forth in Article VI. 5.17 Stockholder Litigation. In the event that any stockholder litigation related to this Agreement or the Transactions (the “Transaction Litigation”) is brought or, to the Knowledge of the Company, threatened, against the Company or the members of the Company Board prior to the Effective Time, the Company will (a) promptly notify Parent and keep Parent reasonably informed with respect to the status thereof, (b) provide Parent with the opportunity to participate (but not control), at Parent’s expense, in the defense or settlement of such Transaction Litigation, (c) consult in good faith with Parent with respect to the defense, settlement or prosecution of any litigation, and (d) not compromise or settle, or agree to compromise or settle, any Transaction

NAI-5005005981v11 66 Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). 5.18 Notes. If requested by Parent, the Company will provide commercially reasonable assistance to Parent (a) in making a change of control tender offer with respect to the Notes, the settlement of such tender offer will be contingent on the Closing, or (b) preparing a notice or notices of redemption, satisfaction and discharge and/or defeasance, and documents and instruments related thereto, with respect to the Notes for submission or distribution to the indenture trustee(s) and/or security holders, as applicable, as promptly as practicable following the Closing. 5.19 Payoff Documentation. The Company shall deliver or cause to be delivered to Parent (a) (x) no later than three Business Days prior to the Closing Date, drafts of customary payoff letters (subject to finalization of payoff amounts) with respect to the Existing Debt Facilities and (y) on or prior to the Closing Date, executed copies of such payoff letters (collectively, the “Payoff Letters”), which Payoff Letters shall be in form and substance reasonably satisfactory to Parent and shall provide that upon receipt from or on behalf of the Company of the Payoff Amounts set forth therein, all obligations under the applicable Existing Debt Facility shall be satisfied, and such Existing Debt Facility and related loan documents shall be automatically terminated (other than indemnity and contingent liabilities that expressly survive) and (b) all guarantees and security interests provided by the Company or any of its Subsidiaries with respect to the obligations under such Existing Debt Facility and related loan documents shall be automatically and irrevocably released and (b) no later than three Business Days prior to the Closing Date, customary lien release documentation with respect to the Existing Debt Facilities, which shall be in form for filing (to the extent applicable); provided that the redemption and/or satisfaction and discharge of the Notes pursuant to the Notes Indenture will be governed by Section 5.18. 5.20 Nonregistrable CVRs. Parent and the Company will cooperate, including by making changes to the form of CVR Agreement attached hereto as Exhibit A, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws. 5.21 FIRPTA Certificate. The Company will deliver to Parent, at or prior to the Closing, a certification of the Company prepared in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c) dated as of the Closing Date and signed by a responsible corporate officer of the Company certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2). VI. CONDITIONS 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger is subject to the satisfaction or, to the extent

NAI-5005005981v11 67 permitted by applicable Law, waiver, at or prior to the Closing of each of the following conditions: (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained. (b) Governmental Approvals. (i) The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and (ii) all required approvals set forth on Section 6.1(b) of the Company Disclosure Letter shall have been obtained. (c) No Injunctions or Restraints. (i) There shall not have been issued by a Governmental Entity of competent jurisdiction, and remain in effect, any Order (“Restraint”) preventing consummation of the Merger and (ii) no Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger, in each case after the date hereof, other than any such Restraints or Laws (A) in jurisdictions that are immaterial to the business and operations of Parent and the Company and (B) would have an immaterial effect on Parent and the Company. 6.2 Conditions to the Obligation of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, at or prior to the Closing of each of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Article III (other than those referred to in clauses (ii), (iii) and (iv) of this Section 6.2(a)) are true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifications contained therein) as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representation and warranty set forth in Section 3.7(b) is true and correct in all respects as of the Closing as if made as of such time, (iii) the representations and warranties of the Company set forth in Section 3.1, the third sentence of Section 3.2(b), Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.18 and Section 3.19 are true and correct in all material respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time) and (iv) the representations and warranties of the Company set forth in Section 3.2(a) and the first two sentences of Section 3.2(b) shall be true and correct in all respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time) except for any de minimis inaccuracy. (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing (excluding Section 5.6). (c) Officer’s Certificate. The Company shall have furnished Parent and Merger Sub with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer to

NAI-5005005981v11 68 the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) shall have been satisfied. 6.3 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, at or prior to the Closing of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV are true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, other than the representations and warranties set forth in Section 4.1(a), Section 4.2, Section 4.4 and Section 4.8, which must be true and correct in all material respects as of the Closing, as if made as of such time (except to the extent expressly made as of an earlier time, in which case as of such earlier time). (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with the covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing. (c) Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) shall have been satisfied. 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied to excuse it from its obligation to effect the Merger if such failure was caused by such Party’s breach of its obligations under this Agreement or, in the case of Parent or Merger Sub, the Equity Commitment Letter or the Debt Documents. VII. TERMINATION 7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned: (a) by mutual written consent of Parent and the Company at any time prior to the Effective Time; (b) by either Parent or the Company, upon written notice to the other Party, if: (i) the Closing has not occurred on or before 11:59 p.m. Eastern Time on May 10, 2026 (such time or such later time as agreed to by the Parties in writing, the “Outside Date”); provided, however, that, the right to terminate this Agreement under this Section 7.1(b)(i) will not be available to any Party whose breach of, or failure to comply with, any provision of this Agreement has been a primary cause of the failure of the

NAI-5005005981v11 69 Closing to occur on or before the Outside Date (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent for purposes of this Section 7.1(b)(i)); (ii) any Restraint is in effect and has become final and non appealable such that the condition set forth in Section 6.1(c) cannot be satisfied; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) will not be available to any Party whose breach of, or failure to comply with, any provision of this Agreement has been a primary cause of the failure of the condition set forth in Section 6.1(c) to be satisfied (it being understood that a breach or failure of Merger Sub will be deemed to be a breach or failure, as applicable, of Parent for purposes of this Section 7.1(b)(ii)); or (iii) the Stockholders’ Meeting (including any adjournments and postponements thereof) shall have concluded without the Company Stockholder Approval having been obtained; (c) by Parent, upon written notice to the Company: (i) prior to the Stockholders’ Meeting, if a Company Adverse Recommendation Change shall have occurred; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent fails to terminate this Agreement pursuant to this Section 7.1(c)(i) prior to 11:59 p.m. (Eastern Time) on the date that is 10 Business Days after Parent is notified in writing that the Company Board has effected a Company Adverse Recommendation Change; or (ii) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date then in effect, the Company shall not have cured such breach or failure to perform within 30 days (or such shorter period of time as remains prior to the Outside Date) following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(c)(ii) and the basis for such termination; provided that Parent will not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if Parent or Merger Sub is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied if the Closing were to occur as of such time. (d) by the Company, upon written notice to the Parent: (i) prior to the receipt of the Company Stockholder Approval in order to enter into a Company Acquisition Agreement with respect to a Company Superior Proposal in accordance with Section 5.2(d); provided that the Company pays the Company Termination Fee in accordance with clause (y) of the last paragraph of Section 7.3(a); (ii) if either Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants set forth in this

NAI-5005005981v11 70 Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date then in effect, Parent or Merger Sub, as applicable, shall not have cured such breach or failure to perform within 30 days (or such shorter period of time as remains prior to the Outside Date) following receipt by Parent of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(ii) and the basis for such termination; provided that the Company will not have the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) if the Company is then in material breach of any of its representations, warranties or covenants hereunder such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied if the Closing were to occur as of such time; or (iii) if (A) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied at Closing, but subject to such conditions being capable of being satisfied if Closing were to occur on such date) have been satisfied or waived, (B) the Company has confirmed to Parent in writing that the Company is ready, willing and able to consummate the Closing, and (C) Parent and Merger Sub fail to consummate the Closing within three Business Days after the later of (1) the date the Closing should have occurred pursuant to Section 1.2 and (2) the delivery by the Company to Parent of such notice. 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement will become void and of no effect with no liability on the part of any Party; provided, however, that Section 5.5(d), Section 5.8, Section 5.15(d), this Section 7.2, Section 7.3, Article VIII and Annex A will continue in effect; provided, further, however, no Party will be relieved or released from liability for damages of any kind arising out of any (i) Willful and Material Breach by such Party that occurs prior to such termination (and any failure by Parent or Merger Sub to close the Transactions when required pursuant to Section 1.2, for any reason, will be deemed to be a Willful and Material Breach of this Agreement) or (ii) Fraud, and, in the case of each of the foregoing clauses (i) and (ii), the other Party will be entitled to pursue any and all remedies under applicable Law, including the payment of any monetary damages resulting therefrom (which, in the case of damages payable by Parent, the Parties acknowledge and agree will include, to the fullest extent permitted by Section 261(a)(1) of the DGCL and to the extent proven, amounts representing, or based on the loss of, any premium or other economic entitlement the Company’s stockholders and holders of Company Equity Awards would be entitled to receive under this Agreement if the Closing were to occur in accordance with the terms of this Agreement, which will be deemed in such event to be damages of the Company), subject, in each case, to the provisions of Section 7.3(d) and Section 7.3(e). For the avoidance of doubt, it is understood among the Parties that such a Willful and Material Breach or Fraud of Merger Sub will be deemed to be a Willful and Material Breach or Fraud, as applicable, of Parent for purposes of this Section 7.2. Notwithstanding anything in this Agreement to the contrary, under no circumstances will (A) the Company be permitted or entitled to receive more than one of (1) the Parent Termination Fee (together with any amounts required to be paid by Parent under Section 5.5(d), Section 5.15(d) and Section 7.3(c)), (2) a grant of specific performance that results in a Closing, and (3) monetary damages in connection with a Willful and Material Breach or Fraud or (B) Parent be permitted or entitled to receive more than one of (1) the Company

NAI-5005005981v11 71 Termination Fee (together with any amounts required to be paid by the Company under Section 7.3(c)), (2) a grant of specific performance that results in a Closing, and (3) monetary damages in connection with a Willful and Material Breach or Fraud. Only the Company (and not holders of Company Common Stock or Company Equity Awards) may bring an action for Willful and Material Breach by Parent or Merger Sub. 7.3 Termination Fees. (a) In the event that: (i) this Agreement is validly terminated by the Company or Parent pursuant to Section 7.1(b)(i) (and Parent would not be prohibited from terminating this Agreement pursuant to the proviso in Section 7.1(b)(i)) or Section 7.1(b)(iii); provided that (A) a bona fide Company Takeover Proposal shall have been publicly made, proposed or communicated by a third party after the date of this Agreement and not withdrawn prior to the time this Agreement is terminated and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement to consummate a Company Takeover Proposal with the Person or Group that made the Company Takeover Proposal referred to in clause (A) above that is subsequently consummated; provided, however, that for purposes of this Section 7.3(a)(i), the references in the definition of Company Takeover Proposal to “20% or more” will be deemed to be references to “more than 50%”; (ii) this Agreement is validly terminated (A) by Parent pursuant to Section 7.1(c)(i) or (B) by the Company pursuant to Section 7.1(d)(i); or (iii) this Agreement is validly terminated by Parent pursuant to Section 7.1(c)(ii) in respect of a breach of Section 5.2; then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(a), the Company will pay or cause to be paid the Company Termination Fee to Parent or its designee by wire transfer of immediately available funds (in accordance with wire instructions provided by Parent for such payment) (x) in the case of Section 7.3(a)(ii)(A) or Section 7.3(a)(iii) within three Business Days after such termination (or, if later, within two (2) Business Days after Parent has provided wire instructions for such payment), (y) in the case of Section 7.3(a)(ii)(B), simultaneously with such termination (or, if later, at such time as Parent has provided wire instructions for such payment), or (z) in the case of Section 7.3(a)(i), within three Business Days after consummation of the Company Takeover Proposal described in Section 7.3(a)(i) (or, if later, within two Business Days after Parent has provided wire instructions for such payment), it being understood that in no event will the Company be required to pay or cause to be paid the applicable Company Termination Fee on more than one occasion. As used herein, “Company Termination Fee” will mean a cash amount equal to $40,750,000, net of any withholding or deduction required by law. (b) In the event that (i) the Company validly terminates this Agreement pursuant to Section 7.1(d)(iii) or (ii) Parent validly terminates this Agreement pursuant to Section 7.1(b)(i) and at such time the Company could have terminated this Agreement pursuant to Section 7.1(d)(iii), then Parent will promptly (and in any event within two Business Days or, if

NAI-5005005981v11 72 later, within two Business Days after the Company has provided wire instructions for such payment) pay or cause to be paid to the Company a termination fee of $81,500,000 in cash, net of any withholding or deduction required by law (the “Parent Termination Fee”) by wire transfer of immediately available funds simultaneously with such termination, it being understood that in no event will Parent be required to pay or cause to be paid the Parent Termination Fee on more than one occasion. (c) Each of the Parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, the other Parties would not enter into this Agreement. The Parties agree that the Company Termination Fee or the Parent Termination Fee, as applicable, is a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company or Parent, as the case may be, fails to timely pay or cause to be paid any amount due pursuant to this Section 7.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences an Action that results in a judgment against the Company, with respect to Parent or Merger Sub, or Parent, with respect to the Company, for the payment set forth in this Section 7.3, such paying Party will pay or cause to be paid to the other Party or Parties, as applicable, its or their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. (d) Subject in all respects to the Company’s rights set forth in Section 8.6 and the obligations of Parent under Section 5.5(d), Section 5.15(d) and Section 7.3(c), notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated in circumstances in which the Parent Termination Fee is payable pursuant to Section 7.3(b), payment of the Parent Termination Fee will be the sole and exclusive monetary damages remedy of the Company, its Subsidiaries and the Company Related Parties against Parent, Merger Sub and the Parent Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions, and upon payment of such amount neither Parent nor Merger Sub will have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Subject in all respects to Parent’s rights set forth in Section 8.6 and the reimbursement obligations of the Company under Section 7.3(c), notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated in circumstances in which the Company Termination Fee is payable pursuant to Section 7.3(a), payment of the Company Termination Fee will be the sole and exclusive monetary damages remedy of Parent, Merger Sub and the Parent Related Parties against the Company and its Subsidiaries and the other Company Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions, and upon payment of such amount neither the Company nor any of its Subsidiaries will have any further liability or obligation relating to or arising out of this Agreement or the Transactions under any theory. While each of the Company and Parent may pursue both a grant of specific performance

NAI-5005005981v11 73 in accordance with Section 8.6 and the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, under Section 7.3, under no circumstances will the Company or Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and all or any portion of the Parent Termination Fee or the Company Termination Fee, as applicable. (e) In connection with any loss suffered by the Company as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions, other than in the circumstances in which the Company is entitled to receive the Parent Termination Fee in accordance with Section 7.3(b) (in which case Section 7.3(d) will apply), the Company agrees that the maximum aggregate monetary liability of Parent and Merger Sub will be capped at $81,500,000, subject in all respects to the Company’s rights set forth in Section 8.6 and the obligations of Parent under Section 5.5(d), Section 5.15(d) and Section 7.3(c). VIII. MISCELLANEOUS AND GENERAL 8.1 Survival. Those covenants set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, will survive the Effective Time in accordance with their respective terms. All other covenants set forth in this Agreement, and all representations and warranties, set forth in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties and covenants, will not survive the Effective Time. 8.2 Modification or Amendment. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or modified in any and all respects by written agreement of Parent and the Company; provided, however, that following receipt of the Company Stockholder Approval, there will be no amendment or modification to this Agreement which by Law would require further approval by the stockholders of the Company without such approval. 8.3 Waiver. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and, together with the other provisions of this Agreement for the benefit of such Party, may be waived in writing by such Party in whole or in part to the extent permitted by applicable Laws. 8.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by electronic signature or .pdf format), each such counterpart being deemed to be an original instrument, with the same effect as if the signatures thereto and all such counterparts will together constitute one and the same agreement. 8.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. (a) Subject to Section 8.16, this Agreement, and all disputes, claims or causes of action based on, arising out of, or related to this Agreement, the negotiation of this Agreement, the performance of this Agreement or the Transactions, will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules

NAI-5005005981v11 74 of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. (b) Subject to Section 8.16, any Action based on, arising out of or related to this Agreement or the Transactions will be brought in the Delaware Court of Chancery (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), and each of the Parties irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the Action will be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 8.5(b). (c) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS. 8.6 Specific Performance. (a) The Parties agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 7.3), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the Parties acknowledge and agree that (i) the Parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or anticipated breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5 without proof of damages or the posting of a bond or other security, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) will not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the Transactions and without that right none of the Parties would have entered into this Agreement. (b) Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded to fund the aggregate Merger Consideration and Parent’s and Merger Sub’s obligations to effect the Closing (but not the right of the Company to seek such injunctions, specific performance or other

NAI-5005005981v11 75 equitable remedies for any other reason) will be subject to the requirements that (i) all of the conditions set forth in Sections 6.1 and 6.2 are satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing and that would be satisfied at the Closing) at the time when Closing would have been required to occur pursuant to Section 1.2, (ii) the Debt Financing has been funded in accordance with the terms of the Debt Commitment Letter or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has irrevocably confirmed that all of the conditions set forth in Sections 6.1 and 6.3 are satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing and that would be satisfied at the Closing) and that the Company is ready, willing and able to consummate the Closing, and (iv) Parent and the Merger Sub fail to complete the Closing in accordance with the terms of this Agreement within five Business Days of receiving the notice contemplated in clause (iii) of this sentence. (c) The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.6 will not be required to provide any bond or other security in connection with any such Order. 8.7 Notices. Any and all notices or other communications required or permitted to be provided hereunder will be in writing and sent by email or by nationally recognized overnight courier service and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 8.7 prior to 5:00 p.m. (Eastern Time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 8.7 later than 5:00 p.m. (Eastern Time) on any date or is delivered on a date that is not a Business Day, and (c) when received, if sent by nationally recognized overnight courier service or personal delivery. The address for such notices and communications will be as follows: (a) If to Parent, Merger Sub or the Surviving Corporation, to: Industrial F&B Investments II, Inc. c/o Investindustrial 375 Park Avenue, Suite 2607, 26th Floor New York, NY 10152 Attention: Board of Directors Email: legal@investindustrial.com with a copy to:

NAI-5005005981v11 76 Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 Attention: Sandro de Bernardini; Peter D. Serating; Maxim Mayer- Cesiano Email: sandro.debernardini@skadden.com; peter.serating@skadden.com; maxim.mayercesiano@skadden.com (b) If to the Company, to: TreeHouse Foods, Inc. 2021 Spring Road, Suite 600 Oak Brook, IL 60523 Attention: Kristy Waterman Email: Kristy.Waterman@treehousefoods.com with a copy to: Jones Day 250 Vesey Street New York, NY 10281 Attention: Randi C. Lesnick Benjamin L. Stulberg Julia V.S. Feldman Email: rclesnick@jonesday.com blstulberg@jonesday.com jfeldman@jonesday.com or to such other address or addresses as the Parties may from time to time designate in writing. 8.8 Entire Agreement; No Third-Party Beneficiaries. (a) This Agreement (and the Company Disclosure Letter and all other schedules and exhibits hereto), the Support Agreement, the CVR Agreement, the Confidentiality Agreement and the Commitment Letters (the “Transaction Documents”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties or their Affiliates with respect to the subject matter hereof and thereof. (b) This Agreement is not intended to and does not confer upon any Person other than the Parties any rights or remedies hereunder, except for (i) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration pursuant to the terms of Section 2.1 and the right of the holders of the Company Equity Awards to receive such amounts pursuant to Article II, (ii) if the Effective Time occurs, the rights of the Indemnified Parties set forth in Section 5.11, and (iii) the rights of the Company Related Parties set forth in Section 8.14, which are intended for the benefit of such Persons and will be enforceable by them. Notwithstanding the foregoing, subject to the limitations in Section 7.3(e), the Parties agree that the Company will have the right, on its own behalf and, in accordance with and to the fullest

NAI-5005005981v11 77 extent permitted by Section 261(a)(2) of the DGCL, as the representative of and on behalf of the Company’s stockholders and the holders of Company Equity Awards, to pursue damages to the fullest extent permitted by Section 261(a)(1) of the DGCL; provided, however, that the rights granted pursuant to this sentence will be enforceable only by the Company. 8.9 Company Professional Advisors. Each of Parent and Merger Sub acknowledges, on its own behalf and on behalf of its Affiliates, that the legal counsel included in the notices provisions of Section 8.7 for the Company may advise and represent the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions (and any dispute arising hereunder or in respect thereof), and each of Parent and Merger Sub hereby consents thereto and waives any conflict of interests arising therefrom. 8.10 Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Transactions, the other Transaction Documents and the transactions contemplated thereby will be paid by the Party incurring such expense. 8.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. 8.12 Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference will be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Whenever the words “ordinary course of business” are used in this Agreement with respect to the Company and its Subsidiaries, they will be deemed to be followed by the words “consistent with past practice.” Any reference in this Agreement to gender includes all genders, and words imparting the singular number only will include the plural and vice versa. Where a reference in this Agreement is made to any agreement (including this Agreement), Contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, Contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of a Contract, to the extent permitted by the terms thereof), and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “dollars” or “$” in this Agreement are to

NAI-5005005981v11 78 United States dollars. All references to “days” will be to calendar days unless otherwise indicated as a “Business Day.” When calculating periods of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, and if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day. When used with respect to any information, material, data, document or other item of disclosure relating to the Company or its Subsidiaries, “made available,” “furnished,” “delivered” or similar terms means such information, material, data, document or other item of disclosure was (i) posted to the Data Room, and accessible by Parent and its Representatives with access thereto, at least 36 hours prior to the date of this Agreement or (ii) publicly filed with the SEC by the Company at least one Business Day prior to the date of this Agreement (provided that the construction of any such terms used in Section 3.23 and Section 4.11 will not be limited by this sentence). (b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. (c) The Company may, at its option, include in the Company Disclosure Letter items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, will not be deemed to be an acknowledgment or representation or warranty that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any Section or subsection of the Company Disclosure Letter will be deemed to be referred to and incorporated in any other Section or subsection of the Company Disclosure Letter to which it is specifically referenced or cross-referenced, and also in all other Sections or subsections of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent on its face. Nothing contained in any Section or subsection of the Company Disclosure Letter should be construed as an admission of liability or responsibility of any Party to any third party in connection with any pending or threatened Action or otherwise. Except as otherwise expressly set forth in any Section or subsection of the Company Disclosure Letter, in no event will the listing or disclosure of any information or document in any such Section or subsection of the Company Disclosure Letter, or in the documents referred to or incorporated by reference in any Section or subsection of the Company Disclosure Letter, constitute or be deemed to imply any representation, warranty, undertaking, covenant or other obligation of the Company or its Subsidiaries not expressly set out in this Agreement or will such disclosure be construed as extending the scope of any representation or warranty, undertaking, covenant or obligation set out in this Agreement. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant related to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant. Any capitalized terms used in any Section or subsection of the Company Disclosure Letter will be defined as set forth in this Agreement.

NAI-5005005981v11 79 8.13 Assignment; Delegation. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Parties; provided, however, that (a) Parent or Merger Sub may, without the consent of the Company, assign its rights under this Agreement to any Subsidiary of Parent and (b) Parent or Merger Sub may, without the consent of the Company, assign its respective rights under this Agreement for collateral security purposes to the Debt Financing Sources; provided that, such assignment by Parent or Merger Sub will not (i) relieve Parent or Merger Sub of any of its obligations hereunder or enlarge, alter or change any obligation of the Company or (ii) impede or delay the consummation of the Merger or the other Transactions. Any purported assignment in violation of this Agreement is void. 8.14 Non-Recourse. Each of the Company (on behalf of itself and the other Company Related Parties) and Parent (on behalf of itself and the other Parent Related Parties) agree (i) that this Agreement or any other Transaction Document may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or any other Transaction Document, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto (or their permitted assigns pursuant to Section 8.13) or parties thereto (or their permitted assigns pursuant to the applicable terms thereof), as applicable, and (ii) except to the extent named a Party to this Agreement, no Company Related Party, Parent Related Party or Debt Financing Source will have any liability for any obligations or liabilities of any Party hereto under this Agreement or for any claim based on, in respect of or by reason of the Transactions, except for claims that the Company, Parent or Merger Sub, as applicable, may assert against any Person that is party to, and solely pursuant to the terms and conditions of, any other Transaction Document. 8.15 Parent Guarantee of Obligations. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations of Merger Sub and the Surviving Corporation under this Agreement in accordance with the terms hereof. Whenever this Agreement requires Merger Sub, the Surviving Corporation or any Affiliates of Parent to take any action or refrain from taking any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Merger Sub, the Surviving Corporation or such Affiliate, as applicable, to take or refrain from taking, as applicable, such action. 8.16 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties on behalf of itself and each of its Affiliates hereby: (a) agrees that any legal action (whether in equity or at law, whether in contract or in tort or otherwise), involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Fee Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County and any appellate court thereof (each such court, the “Subject Courts”) and each Party irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such Subject Courts and agrees that any such dispute shall be governed by, and construed in accordance with, the Laws of the State of New York, except as otherwise set forth in the Debt Commitment Letter,

NAI-5005005981v11 80 including with respect to (i) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (ii) the determination of the accuracy of any “Company Representations” (as such term is defined in the Debt Commitment Letter) and whether as a result of any inaccuracy thereof Parent or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 7.1(c)(ii) or decline to consummate the Closing as a result thereof pursuant to Section 6.2(a) and (iii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall in each case be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule that would cause the application of Laws of any other jurisdiction, (b) agrees not to bring or support or permit any of its Affiliates to bring or support any legal action (including any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in equity or at law, whether in contract or in tort or otherwise), against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Subject Court, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such Subject Court, (d) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable law, trial by jury in any legal action brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that none of the Debt Financing Sources will have any liability to any of the Company, the Company’s Subsidiaries or their respective Affiliates relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and that none of the Company, the Company’s Subsidiaries or any of their respective Affiliates shall bring or support any legal action (including any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in equity or at law, whether in contract or in tort or otherwise), against any of the Debt Financing Sources relating to or in any way arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, the Debt Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action involving any Debt Financing Source or the Transactions, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason, and (g) agrees (i) that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions in this Section 8.16 (or the definitions of any terms used in this Section 8.16) and (ii) to the extent any amendments to any provision of this Section 8.16 (or, solely as they relate to this Section 8.16, the definitions of any terms used in this Section 8.16) are materially adverse to the Debt Financing Sources, such provisions shall not be amended without the prior written consent of the Debt Financing Sources. Notwithstanding anything contained herein to the contrary, nothing in this Section 8.16 shall in any way affect any Party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Source is a party, including the Debt Commitment Letter.

NAI-5005005981v11 81 [Signature page follows.]

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first written above. COMPANY TreeHouse Foods, Inc. By: /s/ Steven Oakland Name: Steven Oakland Title: Chairman, Chief Executive Officer, and President

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first written above. PARENT Industrial F&B Investments II, Inc. By: /s/ Jeffrey Everhart Name: Jeffrey Everhart Title: Authorized Signatory MERGER SUB Industrial F&B Investments III, Inc. By: /s/ Jeffrey Everhart Name: Jeffrey Everhart Title: Authorized Signatory

NAI-5005005981v11 1 ANNEX A DEFINITIONS As used in this Agreement, the following terms have the meanings specified below. “Acceptable Confidentiality Agreement” means any confidentiality agreement that contains customary confidentiality provisions and contains provisions that, in the judgment of legal counsel to the Company, are in the aggregate not significantly less favorable to the Company than those included in the Confidentiality Agreement; provided, however, that any such confidentiality agreement (a) will not be required to contain any standstill provisions and (b) will not prohibit the Company from complying with its obligations under this Agreement, including Section 5.2. “Action” means any civil, criminal, administrative or other claim, proceeding, litigation, arbitration, charge or other alternative dispute resolution process, subpoena, hearing, demand, complaint, action, suit or other proceeding or action of any kind (whether at Law or in equity), including by or before any Governmental Entity. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, (a) “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing and (b) no investment fund or other investment vehicle advised, managed, sponsored or controlled by Parent or any Person directly or indirectly controlling, controlled by or under common control with Parent or any portfolio company of such fund or other investment vehicle shall be deemed to be an Affiliate of Parent or any Merger Sub (other than (i) to the extent that any of the foregoing is acting on behalf of or for the benefit of Parent or Merger Sub (which such exception shall not be applicable to the reference set forth in Section 5.5 and on Section 5.5(c) of the Company Disclosure Letter) and (ii) with respect to Section 5.8 and the definition of Parent Related Parties as used in (A) the second sentence of Section 7.3(d) and (B) Section 8.14, and, for the avoidance of doubt, Parent and Merger Sub shall always be deemed to be Affiliates of one another). “Anti-Bribery Laws” means those Laws to which the Company or its Subsidiaries are subject relating to anti-bribery or anti-corruption, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and similar Laws relating to public or commercial corruption or bribery to which the Company is subject. “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, Canada’s Competition Act R.S.C., 1985, c. C-34, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including, as applicable, foreign antitrust laws.

NAI-5005005981v11 2 “Associated Party” means, with respect to the Company, any former or current direct or indirect stockholder beneficially owning more than 5% of the Company’s voting securities or any current director or executive officer of the Company or, to the Knowledge of the Company, any such Person’s Affiliates or immediate family members. “Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or other day on which banks are required or authorized to close in the City of New York. “Bylaws” means the amended and restated bylaws of the Company, as amended from time to time. “Certificate of Incorporation” means the restated certificate of incorporation of the Company, as amended from time to time. “Code” means the Internal Revenue Code of 1986. “Collective Bargaining Agreement” means any collectively bargained agreement or other similar labor-related Contract with any Labor Organization. “Company Benefit Plan” means each (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) stock option, stock purchase, stock appreciation right or other stock or stock-related award, retention, bonus, commission, incentive, deferred compensation, change in control, vacation, insurance, health, retiree medical, profit- sharing, pension, retirement, severance or termination pay plan, agreement, program, fund or arrangement, or (c) other employee benefit program, policy, agreement or arrangement that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries in respect of any current or former employees, officers, directors or any other individual service provider of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is required to make payments, transfers or contributions, in each case, whether oral or written, funded or unfunded, or insured or self-insured; provided, however, that in no event will “Company Benefit Plan” include any Multiemployer Plan or any arrangement maintained or required to be maintained by a Governmental Entity to which the Company or any of its Subsidiaries is required to contribute under applicable Law (such plan, a “Governmental Plan”). “Company Equity Awards” means Company Options, Company RSUs, and Company PSUs. “Company Equity Plan” means the Amended and Restated TreeHouse Foods, Inc. Equity and Incentive Plan, including as amended or amended restated from time to time. “Company IP” means Company-Owned IP, Company Licensed IP and all other material IP necessary to operate the business of the Company and each of its Subsidiaries. “Company Licensed IP” means the material Intellectual Property used by the Company and each of its Subsidiaries pursuant to an Inbound License and presently used in and necessary for the current operation of the business of the Company and its Subsidiaries.

NAI-5005005981v11 3 “Company Material Adverse Effect” means any development, fact, change, event, effect, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to (i) prevent, materially delay or impede the ability of the Company to consummate the Transactions or (ii) have a materially adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in the case of clause (ii) in no event will any development, fact, change, event, effect, occurrence or circumstance arising out of any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally; (b) changes in Law or GAAP or other accounting methods; (c) changes in general conditions in financial markets, credit markets or capital markets, including (i) changes in interest rates or credit ratings, (ii) changes in exchange rates for the currencies of any country, or (iii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (d) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in labor markets for employees; (e) any geopolitical conditions, the outbreak of hostilities, acts of war, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Entity or otherwise), terrorism or military actions (including any continuation, escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions); (f) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks or restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak or material worsening of such conditions and other force majeure events; (g) the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency or consummation of the Transactions or any financing contemplated hereby or in respect hereof, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with its employees, partners, vendors, customers, Governmental Entities or any other third parties (provided that this clause shall not apply with respect to any breach or inaccuracy of any representations or warranties set forth in Section 3.3 and Section 3.4(b)); (h) any action taken or refrained from being taken by the Company or any of its Subsidiaries at the written request of Parent or which Parent has expressly approved or consented to in writing following the date of this Agreement or which the Company or such Subsidiary of the Company did not take on account of withheld consent from Parent;

NAI-5005005981v11 4 (i) any failure by the Company or any of its Subsidiaries to meet (i) any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (ii) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in the foregoing subclause (i) or (ii) may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent not otherwise expressly excluded pursuant to a different subsection of this definition); (j) any decline in the market price of the shares of Company Common Stock (it being understood that the facts or occurrences giving rise to or contributing to a decline in the market price of the Company Common Stock may be deemed to constitute, or be taken into account in determining whether there has been a Company Material Adverse Effect to the extent not otherwise expressly excluded pursuant to a different subsection of this definition); (k) the identity of, or any facts or circumstances relating to, Parent or its Affiliates, its financing sources or investors, or the respective plan or intentions of any of the foregoing, with respect to the Company, its Subsidiaries or their business; or (l) any breach by Parent or Merger Sub of this Agreement; provided that, in each case of the foregoing clauses (a) through (f), to the extent that such development, fact, change, event, effect, occurrence or circumstance has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similar companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred. “Company Options” means each option to purchase shares of Company Common Stock granted under the Company Equity Plan. “Company-Owned IP” means the material Intellectual Property owned or purported to be owned by the Company and each of its Subsidiaries. “Company PSU” means each performance share unit in respect of Company Common Stock granted under the Company Equity Plan subject to performance-based vesting conditions. “Company Related Parties” means the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates. “Company RSU” means each restricted stock unit, representing a right to receive one share of Company Common Stock, granted under the Company Equity Plan, subject to only time-based vesting conditions. “Company Superior Proposal” means a Company Takeover Proposal (except that, for purposes of this definition, the references in the definition of “Company Takeover Proposal” to “20% or more” are replaced by “more than 50%”) made by a Person or Group on terms that the Company Board or a duly authorized committee thereof determines in its good faith judgment,

NAI-5005005981v11 5 after consultation with financial advisors and outside legal counsel, taking into account all factors and matters deemed relevant in good faith by the Company Board, including financial, legal, regulatory and any other aspects of the transaction described in such Company Takeover Proposal (such as the confidentiality, timing and likelihood of consummation of such Company Takeover Proposal), any changes to the terms of this Agreement proposed by Parent or its Representatives in response to such Company Takeover Proposal, and any fees or expenses payable by the Company hereunder, would, if consummated, be more favorable to the Company and the Company’s stockholders than the Transactions. “Company Takeover Proposal” means, other than the Transactions, any bona fide written offer or bona fide written proposal (other than from Parent or its Affiliates or Representatives) relating to (a) any acquisition or purchase, direct or indirect, of 20% or more of the fair value of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair value of the consolidated assets of the Company, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Person or Group beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair value of the consolidated assets of the Company, or (c) a merger, consolidation, share exchange, business combination, asset sale, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group would own, directly or indirectly, 20% or more of the aggregate voting power of the Company after giving effect to the consummation of such transaction. “Compliant” means, with respect to the Required Financial Information, that (i) such Required Financial Information provided by the Company, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such Required Financial Information, in light of the circumstances under which they were made, not misleading; (ii) such Required Financial Information is, and remains throughout the Marketing Period, compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X and a registration statement on Form S-1 (or any applicable successor form) under the Securities Act for an offering of debt securities of such type (other than such provisions for which compliance is not customary in a Rule 144A high yield offering of debt securities of such type); (iii) the Company’s auditors have not withdrawn any audit opinion on any of the audited financial statements contained in the Required Financial Information; (iv) the Company or its auditors have not determined to undertake a restatement of any financial statements included in the Required Financial Information (it being understood the Required Financial Information will be Compliant in respect of this clause (iv) if such restatement is completed or the Company has determined no such restatement is required) and (v) the financial statements included in the Required Financial Information that is available to Parent on the first day of the Marketing Period would be sufficiently current and would not become “stale” on any date during the Marketing Period to permit the Company’s auditors to issue customary comfort letters (including customary “negative assurance” and change period comfort) in order to consummate any Rule 144A high yield offering of debt securities on any day during the Marketing Period (and such auditors have confirmed they are prepared to issue such customary comfort letters subject to their completion of customary procedures).

NAI-5005005981v11 6 “Confidentiality Agreement” means the letter agreement dated as of August 24, 2025, between the Company and Investindustrial Group Investments S.à r.l. “Contract” means any agreement, lease, bond, deed, license, contract, note, mortgage, indenture or other obligation. “Data Protection Laws” means all applicable Laws (including any applicable Laws of jurisdictions where Personal Data is collected) governing the privacy or security of Personal Data, and any other Laws applicable to the collection, storage or processing of Personal Data. “Data Room” means the Datasite electronic data room established in connection with the Transactions. “Debt Commitment Letter” means the executed commitment letter dated as of the date hereof, from the Debt Financing Sources party thereto (including all exhibits, schedules, annexes and supplements thereto) pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide the aggregate amounts set forth therein for the purposes of funding a portion of the Financing Uses (the “Debt Financing”). “Debt Financing Sources” means Persons unaffiliated with Parent and Merger Sub (including parties to any joinder agreement or amendments joining such Persons to the Debt Commitment Letter) that have committed to provide or arrange any debt financing contemplated by the Debt Commitment Letter or Alternative Financings in connection with the Transactions. “Enforceability Exception” means any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. “Environmental Law” means any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land or any other natural resource) or (b) the exposure to, or the storage, recycling, treatment, generation, transportation, labeling, Release or disposal of Hazardous Material. “Equity Financing Sources” means the Investor that has committed to provide the Equity Financing contemplated by the Equity Commitment Letter in connection with the Transactions. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Exchange Act” means the Securities Exchange Act of 1934.

NAI-5005005981v11 7 “Existing Debt Facilities” means the debt facilities governed by (a) the Third Amended and Restated Credit Agreement, dated as of January 17, 2025, among the Company, the lenders and other financial institutions from time to time party thereto, the other Persons from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (b) the Notes Indenture. “FDI Laws” means applicable Laws governing investments by certain Persons in strategic business sectors, including those raising national security considerations, in any country where the Company or any of its Subsidiaries do business. “Financing” means, collectively, the Debt Financing and the Equity Financing. “Financing Sources” means, collectively, the Debt Financing Sources and the Equity Financing Sources. “Fraud” means (a) a false representation of material fact in Article III or Article IV, as applicable, (b) with Knowledge that such representation is false, (c) with an intention to induce the Party to whom such representation is made to act or refrain from acting in reliance upon it, (d) causing such Party, in justifiable reliance upon such false representation, to take or refrain from taking action, and (e) causing such Party to suffer loss by reason of such reliance. For the avoidance of doubt, the term “Fraud” does not include any claim for equitable fraud or any tort claim based on negligence or reckless misrepresentation. “Government Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including (a) any political subdivision thereof, (b) any Person owned or controlled in whole or in part by a Governmental Entity, and (c) any Person acting in an official capacity for or on behalf of any Governmental Entity. “Governmental Entity” means any domestic or foreign governmental or regulatory body, commission, agency, court, instrumentality, authority or other legislative, executive or judicial entity. “Group” has the meaning set forth in Rule 13d-5 under the Exchange Act. “Hazardous Materials” means any substance, material and/or waste listed, defined, designated, identified, or classified as hazardous, toxic, radioactive, dangerous or as a pollutant or contaminant, or otherwise regulated, under any Environmental Law due to its deleterious properties. Hazardous Material includes any petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material or polychlorinated biphenyls. “Inbound License” means a Contract pursuant to which any Person has licensed any Intellectual Property to the Company or any of its Subsidiaries or granted to the Company or any of its Subsidiaries any covenant not to sue or right with respect to any Intellectual Property. “Intellectual Property” means all intellectual property and associated rights in any jurisdiction in the world, including all (a) trademarks, service marks, trade names, corporate

NAI-5005005981v11 8 names, company names, business names, fictitious business names, trade styles, logos, slogans, trade dress and all other source or business identifiers and all applications to register and all registrations, renewals and extensions thereof, and all goodwill associated with and symbolized by any of the foregoing (collectively, “Trademarks”), (b) Internet domain names, electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing, and all social media accounts, (c) patent disclosures, patent applications and patents, continuations, continuations-in-part, divisionals, revisions, substitutions, provisionals, re-examinations, renewals, extensions and reissues and counterparts thereof and all right to claim priority from any of the foregoing (collectively, “Patents”), (d) trade secrets and know-how, including all proprietary or confidential inventions, improvements, processes, methods, techniques, modifications, compilations, protocols, compositions, models, layouts, designs, drawings, plans, specifications, methodologies and other proprietary or other confidential information (whether or not patentable or copyrightable) (collectively, “Trade Secrets”), (e) works of authorship (whether or not copyrightable), copyrights and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, whether or not registered or published, including website content, product artwork, promotion and marketing materials, Software, databases and database rights, and “moral rights,” (“Copyrights”) (f) all other intellectual property rights arising from Software, and (g) rights of publicity and privacy. “Intervening Event” means any material development, fact, change, event, effect, occurrence or circumstance with respect to the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that (A) was or is not known or reasonably foreseeable to the Company Board as of the date hereof but becomes known to the Company Board prior to the time of the Company Stockholder Approval and (B) does not result from (1) any Company Takeover Proposal, (2) the announcement (whether or not authorized by the Parties), including any pre-signing reports in the press or otherwise, reporting on a potential transaction between the Company and Parent or otherwise relating to the acquisition of the company, (3) the pendency of this Agreement or the Transactions, or (4) any change in the trading price or trading volume of shares of Company Common Stock or any change in the Company’s credit rating. “IRS” means the Internal Revenue Service. “Knowledge” means (a) when referring to the knowledge of the Company or any of its Subsidiaries, the actual knowledge, after reasonable inquiry of the persons listed under Annex A, “Knowledge Group,” of the Company Disclosure Letter and (b) when referring to the knowledge of Parent, the actual knowledge of the officers of Parent. “Labor Organization” means any labor union, trade union, works council, labor organization, employee association, group of employees or other agency or representative body certified or otherwise legally recognized for the purposes of bargaining collectively, or established for the purposes of consultation, on behalf of any group of employees. “Law” or “Laws” means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, Orders or legally enforceable requirements

NAI-5005005981v11 9 enacted, issued, adopted or promulgated by any Governmental Entity and any legally binding judicial interpretation thereof (including Food Safety Laws). “Lien” means any lien, mortgage, license, sublicense, deed of trust, charge, pledge, security interest, claim, easement, lease, sublease, occupancy agreement, imperfection of title, servitude, encroachment, restriction, condition, covenant, option to purchase or lease or otherwise acquire any interest, right of way, title defects or other encumbrance. “Marketing Period” means the first period of 15 consecutive Business Days after the date of this Agreement throughout which (i) Parent has the Required Financial Information, (ii) the Required Financial Information is Compliant and (iii) all of the conditions set forth in Section 6.1(b) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 6.1 and 6.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 15 consecutive Business Day period; provided that (i) the Marketing Period shall not commence prior to January 5, 2026, and (ii) January 19, 2026, February 16, 2026, April 5, 2026 and May 25, 2026 shall not count as a Business Day for such 15 consecutive Business Day period, it being agreed that, (x) if the Company shall in good faith reasonably believe that it has delivered the Required Financial Information and that the Marketing Period has commenced, the Company may deliver to Parent a written notice to that effect (stating the date on which it believes that it completed delivery of the Required Financial Information and the date on which it believes that the Marketing Period commenced), in which case, subject to clauses (ii) and (iii) above, the Marketing Period will be deemed to have commenced on the date of such notice unless Parent, in good faith, reasonably believes that the Marketing Period has not commenced and within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity why Parent believes that the Marketing Period has not commenced) and (y) for the avoidance of doubt, the requirement to deliver any information in accordance with clause (i) of the definition of “Required Financial Information” or paragraph 9 of Exhibit E to the Debt Commitment Letter (or any successor provision thereof) arising for any new fiscal period upon the information for the prior fiscal period no longer being Compliant (including as a result of clause (v) of the definition thereof) shall result in the “restart” of the Marketing Period, notwithstanding that either (a) a period of 15 consecutive Business Days shall have passed throughout which Parent has had what would otherwise have constituted the Required Financial Information and such information having been Compliant throughout such period (unless the Reference Date has occurred during such period) or (b) if applicable, the Marketing Period had previously been deemed to commence pursuant to clause (x) above. The Marketing Period shall be deemed satisfied and completed on any date on which the Debt Financing has been consummated, including if the proceeds of the Debt Financing are placed into escrow upon consummation. “Notes” means the 4.00% senior unsecured notes due 2028 issued by the Company pursuant to the Notes Indenture. “Notes Indenture” means the Indenture, dated March 2, 2010, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as trustee (as successor to Wells Fargo Bank, National Association) (the “Trustee”), as amended and supplemented by the Twelfth Supplemental Indenture, dated September 9, 2020, among the

NAI-5005005981v11 10 Company, the subsidiary guarantors party thereto and the Trustee, as amended, supplemented or otherwise modified from time to time. “Open Source Software” means any software (whether in source code, object code, software library, or executable form) that is distributed as “free software” or “open source software” or under a similar distribution model, and includes software that is licensed under any version of the GNU Affero General Public License, the GNU General Public License, the GNU Lesser General Public License, the Server Side Public License, the Mozilla Public License, the Common Public License, the Apache License, the BSD License, the Artistic License, the Sun Community Source License or any other license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses). “Order” means any order, judgment, injunction, award, decree or writ adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity. “Parent Material Adverse Effect” means any development, fact, change, event, effect, occurrence or circumstance that would, individually or when considered together with all other facts, circumstances or changes, reasonably be expected to prevent, materially delay or impede the ability of Parent or Merger Sub to consummate the Transactions or any financing contemplated hereby or in respect hereof. “Parent Related Parties” means Parent, Merger Sub, the Investor and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates. “Payoff Amount” means the total amount required to be paid to fully satisfy all principal and interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations with respect to the Existing Debt Facilities as of the Closing. “Permits” means all permits, licenses, variances, exemptions, orders, registrations, franchises, consents, certificates, qualifications and approvals and governmental authorizations of all Governmental Entities. “Permitted Lien” means any Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the most recent consolidated balance sheet included in the Company SEC Documents, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien, including statutory liens, arising in the ordinary course of business and which are not currently due and payable and for which adequate reserves have been established in accordance with GAAP, (c) that is disclosed on the Company Balance Sheet or notes thereto or securing liabilities reflected on the Company Balance Sheet, (d) that is incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government Contracts, performance and return of money bonds and similar obligations (including letters of credit in lieu of any such bonds or to support the issuance

NAI-5005005981v11 11 thereof), (e) that is any zoning, building or other similar code or regulation not violated by the current use or occupancy of any assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (f) that constitutes any condition that would be disclosed by a physical inspection or title search (other than any Lien securing indebtedness for borrowed money) that would not or would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted and which are not violated by the current use or occupancy of any assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (g) that is an easement, right of way, covenant, restriction or other similar matter that would not or would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted and which are not violated by the current use or occupancy of any assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (h) that is a purchase money Lien incurred in the ordinary course of business, (i) that is a Lien arising by operation of law for amounts not yet due, (j) that is any interest or title of the Real Property of a lessor under any Leases entered into by the Company or any Subsidiary in the ordinary course of business, (k) that is a contractual right of set-off relating to (i) the establishment of depository relations with banks not given in connection with the issuance or incurrence of indebtedness, (ii) pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary, or (iii) purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business, (l) that is a non-exclusive license granted by the Company or one of its Subsidiaries in the ordinary course of business, or (m) that was incurred in the ordinary course of business since the Company Balance Sheet Date and that would not otherwise be material to the Company and its Subsidiaries, taken as a whole. “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. “Personal Data” means information regarding an individual or household that is defined as “personal information,” “sensitive personal information,” “personally identifiable information,” “personal data” or any similar terms under Data Protection Laws. “PFAS” means per- and polyfluoroalkyl substances. “Real Property” means the Owned Real Property and the Material Leased Real Property. “Registered IP” means any Intellectual Property that is registered, filed or issued (or for which an application is pending for registration, filing or issuance) under the authority of any Governmental Entity (or, in the case of Internet domain names, under the authority of any authorized private registrar). “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, discarding, burying, abandoning or disposing into the environment of a Hazardous Material, in each case, in violation of any

NAI-5005005981v11 12 Environmental Law or in a manner which has or may give rise to any liability under any Environmental Law. “Representatives” means, with respect to any Person, its Affiliates and its and its Affiliates’ officers, directors, consultants, agents, financial advisors, investment bankers, lenders, attorneys, accountants, agents and other advisors or representatives. “Required Financial Information” means (i) the audited balance sheets as of December 31, 2023 and 2024 and the statements of operations and cash flows of the Company for the fiscal years ended December 31, 2022, 2023 and 2024, together with all related notes and schedules thereto, accompanied by the audit reports thereon of Deloitte & Touche LLP (“Annual Financial Statements”); (b) the unaudited interim balance sheets and statements of operations and cash flows of the Company, together with all related notes and schedules thereto (“Interim Financial Statements”), for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and for the comparable periods of the prior fiscal year; (c) Interim Financial Statements for each fiscal quarter ending after September 30, 2025, and at least forty (40) days prior to the Closing (other than any fourth fiscal quarter of any year), and for the comparable periods of the prior fiscal year; and (d) if the Closing Date occurs at least sixty (60) days after December 31, 2025, Annual Financial Statements for the fiscal year ending December 31, 2025, in each case, prepared in accordance with GAAP and Regulation S-X; (ii) the financial, business and other information of the Company and its Subsidiaries that is requested by Parent from the Company to the extent necessary to permit Parent to prepare customary pro forma financial statements (provided, however, that the Company shall have no obligation, other than the assistance described in Section 5.15(a)(vii), to prepare any pro forma financial statements); (iii) all other financial data and other information regarding the Company and its Subsidiaries (A) as may be reasonably requested by Parent and required for Parent to produce a customary offering memorandum for a Rule 144A high yield offering of debt securities or (B) as otherwise necessary to receive from the Company’s auditors (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum), customary comfort (including customary “negative assurance” and change period comfort); and (iv) substantially complete drafts of customary comfort letters compliant with AU Section 634, including customary “negative assurance” and change period comfort, with respect to the pro forma financial statements and periods following the end of the latest fiscal year or fiscal quarter, as applicable, for which historical financial statements are included in the applicable offering documents, in each case from the Company’s auditors, and confirmation that such auditors are prepared to deliver such comfort letters throughout the Marketing Period and upon the “pricing” and “closing” of such offering upon completion of customary procedures, in each case in clauses (i) and (ii), except for (A) any information customarily provided by an investment bank or “initial purchaser” (or their advisor) in the preparation of the aforementioned offering memorandum, including the description of notes and the plan of distribution; and (v) customary authorization letters (including customary representations with respect to accuracy of information and material non-public information) authorizing the distribution the financial statements described in clause (i) hereof). “Sanctioned Country” means, at any time, any country or territory that is itself the subject of comprehensive Sanctions (the times relevant to any representation, Cuba, Iran, North Korea,

NAI-5005005981v11 13 Syria (through July 1, 2025), and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine). “Sanctioned Person” means (a) a Person listed on any Sanctions-related list of designated persons published by the United States (including the U.S. Department of the Treasury, Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List,” Sectoral Sanctions Identifications List, and similar lists) or any such list maintained by the United Nations Security Council, the United Kingdom, the European Union or its Member States, (b) a Person that is located, organized or resident in a Sanctioned Country, or (c) a Person acting or purporting to act, directly or indirectly, on behalf of, or a Person owned or controlled by, any of the Persons listed in the foregoing clauses (a)-(b). “Sanctions” means all applicable Laws relating to or constituting embargoes or financial, economic or trade sanctions administered or enforced from time to time by the United States, the European Union and its Member States, the United Kingdom and the United Nations Security Council. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933. “Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons, images, videos, models and icons, and (d) all documentation, including user manuals and other training documentation related to any of the foregoing. “Subsidiary” means, with respect to any Person, any entity, whether incorporated or unincorporated, of which (a) such Person or any other Subsidiary of such party is a general partner, (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such entity is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s Subsidiaries, or by such Person and one or more of its Subsidiaries, or (c) at least a majority of the equity securities or other equity interests is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s Subsidiaries, or by such Person and one or more of its Subsidiaries. “Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations. “Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, escheat, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use,

NAI-5005005981v11 14 transfer, registration, value added, unclaimed property, alternative or add-on minimum, estimated or other tax of any kind whatsoever, together with any interest, penalties, additional amounts or additions to tax with respect thereto. “Tax Return” means any return, declaration, report, claim for refund or information return or statement or other document filed, or required to be filed, relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Trade Laws” means Sanctions and the export and import controls and antiboycott Laws administered or enforced by the United States, the United Kingdom and the European Union and its Member States. “Transactions” means the transactions contemplated by this Agreement, excluding the Financing. “WARN” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable foreign, state or local law. “Willful and Material Breach” means, with respect to a Party, a material breach that is a consequence of an act undertaken by the breaching Party or the failure by the breaching Party to take an act it is required to take under this Agreement, with knowledge that the taking of or failure to take such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement. The following terms are defined in the sections of this Agreement set forth after such term below: Terms Not Defined in this Annex A Section Agreement Preamble Alternative Financing 5.15(c) Associated Party Arrangements 3.22 Bonus Amounts 5.9(c) Book-Entry Share 2.1(a)(i) Certificate 2.1(a)(i) Certificate of Merger 1.3 Chosen Courts 8.5(b) Closing 1.2 Closing Date 1.2 Commitment Letters 4.6(a) Company Preamble Company Acquisition Agreement 5.2(d) Company Adverse Recommendation Change 5.2(d) Company Balance Sheet 3.6(b) Company Balance Sheet Date 3.6(b) Company Board Recitals Company Board Recommendation Recitals Company Collective Bargaining Agreement 3.13(a)

| **<u>Terms Not Defined in this Annex A</u>** | **<u>Section</u>** |
|---|---|
| Company Common Stock | Recitals |
| Company Disclosure Letter | <u>Article III</u> |
| Company Financial Advisor | 3.3(d) |
| Company Material Contract | 3.17(a) |
| Company Permits | 3.8(a) |
| Company SEC Documents | <u>Article III</u> |
| Company Stockholder Approval | 3.3(a) |
| Company Termination Fee | 7.3(a) |
| Continuation Period | 5.9(a) |
| Continuing Employee | 5.9(a) |
| CVR | 2.1(a) |
| CVR Agreement | Recitals |
| Debt Documents | 5.15(a) |
| Debt Financing | <u>Annex A</u> |
| Debt Financing Adverse Impact | 4.6(a) |
| DGCL | Recitals |
| Dissenting Shares | 2.3(a) |
| DTC | 2.4(c) |
| Effective Time | 1.3 |
| Engagement Letters | 3.17(d) |
| Environmental Permits | 3.10(h) |
| Equity Commitment Letter | Recitals |
| Equity Financing | Recitals |
| FDA | 3.21 |
| FDCA | 3.21 |
| Fee Letter | 4.6(a) |
| Financing Uses | 4.6(d) |
| Food Authorities | 3.21 |
| Food Safety Laws | 3.21(a) |
| GAAP | 3.6(a) |
| Government Contract | 3.17(a)(xiii) |
| HHS | 3.21 |
| HSR Act | 3.4(a) |
| Improvements | 3.16(f) |
| Indemnified Parties | 5.11(a) |
| Insurance Arrangements | 3.15 |
| IT Systems | 3.14(g) |
| Material Leased Real Property | 3.16(c) |
| Leases | 3.16(c) |
| Letter of Transmittal | 2.4(c) |
| Maximum Amount | 5.11(b) |
| Measurement Time | 3.2(a) |
| Merger | Recitals |
| Merger Consideration | 2.1(a)(i) |
| Merger Sub | Preamble |

15

NAI-5005005981v11

NAI-5005005981v11 16 Terms Not Defined in this Annex A Section Merger Sub Board Recitals Multiemployer Plan 3.10(c) New Plans 5.9(b) Non-GMO 3.21(d) NYSE 3.4(a) Outside Date 7.1(b)(i) Owned Real Property 3.16(b) Owned Software 3.14(f) Parent Preamble Parent Board Recitals Parent Termination Fee 7.3(b) Parties Preamble Patents Annex A Paying Agent 2.4(a) Payment Fund 2.4(a) Payoff Letters 5.19 Per Share Amount 2.1(a) Pre-Closing Period 5.1(a) Products 3.21 Proxy Statement 5.3(a) Registered IP List 3.14(a) Required Governmental Approvals 3.4(a) Restraint 6.1(c) Stockholders’ Meeting 5.4(a) Subject Courts 8.16 Support Agreement Recitals Surviving Corporation 1.1(a) Third Parties 5.2(a) Top Customers 3.17(a)(viii) Top Vendors 3.17(a)(ix) Trademarks Annex A Transaction Documents 8.8(a) Transaction Litigation 5.17 U.S. grown 3.21(d) USDA 3.21(a)